                                                                 EXHIBIT 2.5

                                                                 EXECUTION COPY



================================================================================



                  STOCK PURCHASE AND RECAPITALIZATION AGREEMENT

                                  by and among

                            TELPRO TECHNOLOGIES, INC.

                            THE SELLERS NAMED HEREIN

                                       and

                                 LINC.NET, INC.






                           Dated as of March 13, 2000



================================================================================

                               TABLE OF CONTENTS

                                                                                    Page
ARTICLE I

     CERTAIN DEFINITIONS...........................................................1
     1.1         Definitions.......................................................1

ARTICLE II

     PURCHASE AND SALE OF THE SHARES........ ......................................8
     2.1         Basic Transaction.................................................8
     2.2         Transactions at the Closings......................................8
     2.3         Purchase Price...................................................11

ARTICLE III

     CONDITIONS TO CLOSINGS.  ....................................................13
     3.1         Conditions to Buyer's Obligations at Initial Closing.............13
     3.2         Conditions to Sellers' Obligations...............................17
     3.3         Condition to Buyer's Obligations at Second Closing...............18

ARTICLE IV

     [INTENTIONALLY OMITTED] .....................................................18

ARTICLE V

     REPRESENTATIONS AND WARRANTIES CONCERNING
     THE COMPANY AND SELLERS......................................................19
     5.1         Organization, Corporate Power and Licenses.......................19
     5.2         Capital Stock and Related Matters; Title to Shares...............19
     5.3         Authorization; Noncontravention..................................20
     5.4         Subsidiaries.....................................................21
     5.5         Financial Statements.............................................21
     5.6         Accounts Receivable..............................................21
     5.7         Inventory........................................................22
     5.8         Absence of Undisclosed Liabilities...............................22
     5.9         No Material Adverse Effect.......................................22
     5.10        Absence of Certain Developments..................................22
     5.11        Assets...........................................................25
     5.12        Contracts and Commitments........................................26


                                     -i-

     5.13        Intellectual Property Rights.....................................28
     5.14        Litigation.......................................................29
     5.15        Compliance with Laws.............................................30
     5.16        Environmental and Safety Matters.................................30
     5.17        Employees........................................................31
     5.18        Employee Benefit Plans.  ........................................32
     5.19        Insurance........................................................33
     5.20        Tax Matters......................................................33
     5.21        Brokerage and Transaction Bonuses................................35
     5.22        Bank Accounts....................................................35
     5.23        Names and Locations..............................................35
     5.24        Affiliate Transactions...........................................35
     5.25        Service Warranties...............................................36
     5.26        Customers and Suppliers..........................................36
     5.27        Disclosure.......................................................36

ARTICLE VI

     REPRESENTATIONS AND WARRANTIES OF BUYER......................................37
     6.1         Organization and Power...........................................37
     6.2         Capitalization...................................................37
     6.3         Authorization....................................................37
     6.4         No Violation.....................................................37
     6.5         Governmental Authorities and Consents............................38
     6.6         Litigation.......................................................38
     6.7         Brokerage........................................................38

ARTICLE VII

     [INTENTIONALLY OMITTED]......................................................38

ARTICLE VIII

     ADDITIONAL AGREEMENTS; COVENANTS AFTER CLOSING...............................38
     8.1         Survival of Representations and Warranties.......................38
     8.2         Indemnification..................................................39
     8.3         Mutual Assistance................................................43
     8.4         Non-Competition; Non-Solicitation................................43
     8.5         Press Release and Announcements..................................45
     8.6         Expenses.........................................................45


                                     -ii-

     8.7         Specific Performance.............................................45
     8.8         Arbitration Procedure............................................46
     8.9         Further Assurances...............................................47
     8.10        Confidentiality..................................................47
     8.11        Tax Matters......................................................47
     8.12        Minority Owned Subsidiary........................................49

ARTICLE IX

     MISCELLANEOUS................................................................49
     9.1         Amendment and Waiver.............................................49
     9.2         Notices..........................................................50
     9.3         Successors and Assigns...........................................51
     9.4         Severability.....................................................52
     9.5         Interpretation...................................................52
     9.6         Captions.........................................................52
     9.7         No Third-Party Beneficiaries.....................................52
     9.8         Complete Agreement...............................................52
     9.9         Counterparts.....................................................53
     9.10        Delivery by Facsimile............................................53
     9.11        Governing Law....................................................53
     9.12        Schedules........................................................53
     9.13        Attorney's Fees..................................................53


                             EXHIBITS AND SCHEDULES
                             ----------------------
Exhibits:
--------

Exhibit A        -       Escrow Agreement
Exhibit B-1      -       Employment Agreement
Exhibit B-2      -       Employment Agreement
Exhibit C        -       Executive Stock Purchase Agreement
Exhibit D        -       Amended and Restated Stockholders Agreement
Exhibit E        -       Amended and Restated Registration Agreement
Exhibit F        -       Form of Opinion of Counsel for Sellers and the Company
Exhibit G        -       Option Agreement
Exhibit H        -       Promissory Note of the Company
Exhibit I        -       Promissory Note of Ismael Perera


Schedules
---------

Schedule of Sellers
Permitted Liens Schedule
Officers and Directors Schedule
Capital Stock Schedule
Restrictions Schedule
Subsidiary Schedule
Financial Statements Schedule
Accounts Receivable Schedule
Liabilities Schedule
Contracts Schedule
Developments Schedule
Assets Schedule
Leased Realty Schedule
Intellectual Property Schedule
Litigation Schedule
Compliance Schedule
Permits Schedule
Environmental Schedule
Employees Schedule
Employee Benefits Schedule
Insurance Schedule
Taxes Schedule
Brokerage Schedule
Transaction Bonuses Schedule
Bank Account Schedule

Names and Locations Schedule
Affiliated Transactions Schedule
Warranty Schedule
Customers and Suppliers Schedule
Buyer Consent Schedule
Buyer Brokerage Schedule
Indemnification Schedule

                            STOCK PURCHASE AGREEMENT

                  THIS STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of March 13, 2000, by and among Telpro Technologies Inc., a California corporation (the "COMPANY"), the Sellers set forth on the SCHEDULE OF SELLERS attached hereto (collectively, the "SELLERS", and each a "SELLER") and Linc.net, Inc., a Delaware corporation ("BUYER").

                  WHEREAS, Sellers own all of the issued and outstanding capital stock of the Company (the "SHARES"); and

                  WHEREAS, on the terms and subject to the conditions set forth in this Agreement, Buyer desires to purchase from Sellers, and Sellers desire to sell to Buyer, all of the Shares.

                  NOW, THEREFORE, in consideration of the mutual covenants, agreements and understandings contained herein and intending to be legally bound, the parties hereto hereby agree as follows:

                                    ARTICLE I

                               CERTAIN DEFINITIONS

         1.1 DEFINITIONS. For the purposes of this Agreement, the following terms have the meanings set forth below:

                  "ACCOUNTING FIRM" has the meaning set forth in Section 2.3(c).

                  "AFFILIATE" of any particular Person means any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "CONTROL" (including the terms "CONTROLLING," "CONTROLLED BY" and "UNDER COMMON CONTROL WITH") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and such "control" will be presumed if any Person owns 10% or more of the voting capital stock or other ownership interests, directly or indirectly, of any other Person.

                  "AFFILIATED GROUP" means an affiliated group as defined in
Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax law) of which the Company or any of its Subsidiaries is or has been a member.

                  "AGREEMENT" has the meaning set forth in the preamble.

                  "APPLICABLE RATE" means the primate rate of interest reported from time to time by the Wall Street Journal.

                  "BANK" means PNC Bank National Association or such other financial institution as shall be selected by Buyer.

                  "BUYER" has the meaning set forth in the preamble.

                  "BUYER PARTIES" has the meaning set forth in Section 8.2(a).

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                  "CLOSINGS" has the meaning set forth in Section 2.2(a).

                  "CLOSING BALANCE SHEET" has the meaning set forth in
Section 2.3(c).

                  "CLOSING DATES" has the meaning set forth in Section 2.2(a).

                  "CLOSING INDEBTEDNESS" has the meaning set forth in Section 2.3(a).

                  "CLOSING NET CURRENT ASSETS" has the meaning set forth in
Section 2.3(a).

                  "CLOSING NET WORTH" has the meaning set forth in Section
2.3(a).

                  "CLOSING TAX LIABILITY" has the meaning set forth in
Section 2.3(a).

                  "CODE" means the Internal Revenue Code of 1986, as amended, and any reference to any particular Code section shall be interpreted to include any revision of or successor to that section regardless of how numbered or classified.

                  "COMPANY" has the meaning set forth in the preamble.

                  "COMPANY TRANSACTION" means any (a) reorganization, liquidation, dissolution or recapitalization of the Company or any of its Subsidiaries, (b) merger or consolidation involving the Company or any of its Subsidiaries, (c) purchase or sale of any assets or capital stock (or any rights to acquire, or securities convertible into or exchangeable for, any such capital stock) of the Company or any of its Subsidiaries (other than the purchase and sale of inventory and capital equipment in the ordinary course of business consistent with past custom and practice), or (d) similar transaction or business combination involving the Company or any of its Subsidiaries or their business or assets.

                  "CONFIDENTIAL INFORMATION" means all information of a confidential or proprietary nature (whether or not specifically labeled or identified as "confidential"), in any form or medium, that relates to the business, products, services or research or development of the Company or its Subsidiaries or their respective suppliers, distributors, customers, independent contractors or other business relations. Confidential Information includes, but is not limited to, the following: (i) internal business information (including information relating to strategic and staffing plans and practices, business, training, marketing, promotional and sales plans and practices, cost, rate and pricing structures and accounting and business methods); (ii) identities of, individual requirements of, specific contractual arrangements with, and information about, the Company's or any of its Subsidiaries' suppliers, distributors, customers, independent contractors or other business relations and their confidential information; (iii) trade secrets, know-how, compilations of data and analyses, techniques, systems, formulae, recipes, research, records, reports, manuals, documentation, models, data and data bases relating thereto; (iv) inventions, innovations, improvements, developments, methods, designs, analyses, drawings, reports and all similar or related information (whether or not patentable); and (v) other Intellectual Property Rights.

                  "DISPUTES" has the meaning set forth in Section 8.8(a).

                  "DISPUTING PERSON" has the meaning set forth in Section
8.8(b).

                  "ENCUMBRANCE" means any lien, charge, security interest, claim, pledge, Tax, option, warrant, right, contract, call, commitment, equity, demand, proxy, voting agreement, restriction on transfer (other than restrictions on transfer under the Securities Act and applicable state securities laws) or other encumbrance.

                  "ENVIRONMENTAL AND SAFETY REQUIREMENTS" means all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law, in each case concerning public health and safety, worker health and safety and pollution or protection of the environment (including all those relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control or cleanup of any hazardous or otherwise regulated materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, radiation or radon), each as amended and as now or hereafter in effect.

                  "ESCROW AGENT" means Norwest Bank Minnesota, N.A.

                  "ESCROW AGREEMENT" means the escrow agreement in the form of EXHIBIT A attached hereto.

                  "ESCROW AMOUNT" means $4,000,000.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  "ESTIMATED PURCHASE PRICE" has the meaning set forth in
Section 2.3(b).

                  "EXECUTIVES" means Larry Jordan, Wayne Jensen, Gary Keck and Mark Carlson.

                  "EXECUTIVE SECURITIES" means the shares of Buyer's Common Stock and Series B Preferred Stock issued to Sellers pursuant to the respective Executive Purchase Agreements between each Seller and Buyer.

                  "FINAL DETERMINATION" has the meaning set forth in Section 8.8(d).

                  "GAAP" means United States generally accepted accounting principles, as in effect from time to time.

                  "GOVERNMENTAL APPROVALS" has the meaning set forth in
Section 3.1(c).

                  "GUARANTY" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon the debt, obligation or other liability of any other Person (other than by endorsements of instruments in the ordinary course of collection), or guaranties of the payment of dividends or other distributions upon the shares of any other Person.

                  "HSR ACT" means the Hart-Scott-Rodino Antitrust
Improvements Act of 1976, as amended.

                  "INDEBTEDNESS" means, with respect to any Person at any date, without duplication: (i) all obligations of such Person for borrowed money or in respect of loans or advances, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments or debt securities, (iii) all obligations in respect of letters of credit and bankers' acceptances issued for the account of such Person, (iv) all obligations arising from cash/book overdrafts, (v) all obligations arising from deferred compensation arrangements, (vi) all obligations of such Person secured by a Lien, (vii) all Guaranties of such Person in connection with any of the foregoing, (viii) all capital lease obligations, (ix) all deferred rent, (x) all indebtedness for the deferred purchase price of property or services with respect to which a Person is liable, contingently or otherwise, as obligor or otherwise (other than trade payables incurred in the ordinary course of business which are not past due) (xi) all other liabilities classified as non-current liabilities in accordance with GAAP as of the Closing Date and (xii) all accrued interest, prepayment premiums or penalties related to any of the foregoing.

                  "INDEMNITEE" has the meaning set forth in Section 8.2(d).

                  "INDEMNITOR" has the meaning set forth in Section 8.2(d).

                  "INITIAL CLOSING" has the meaning set forth in Section 2.2.

                  "INITIAL CLOSING DATE" has the meaning set forth in Section
2.2.

                  "INSTITUTE" has the meaning set forth in Section 8.8(a).

                  "INTELLECTUAL PROPERTY RIGHTS" means all (i) patents, patent applications, patent disclosures and inventions, (ii) Internet domain names, trademarks, service marks, trade dress, trade names, logos and corporate names and registrations and applications for registration thereof together with all of the goodwill associated therewith, (iii) copyrights (registered or unregistered) and copyrightable works and registrations and applications for registration thereof, (iv) mask works and registrations and applications for registration thereof, (v) computer software, data, data bases and documentation thereof, (vi) trade secrets and other confidential information (including ideas, formulas, recipes, compositions, inventions (whether patentable or unpatentable and whether or not reduced to practice), know-how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, copyrightable works, financial and marketing plans and customer and supplier lists and information), (vii) other intellectual property rights and (viii) copies and tangible embodiments thereof (in whatever form or medium).

                  "INVESTMENT" as applied to any Person means (i) any direct or indirect purchase or other acquisition by such Person of any notes, obligations, instruments, stock, securities or ownership interest (including limited liability company interests, partnership interests and joint venture interests) of any other Person and (ii) any capital contribution by such Person to any other Person.

                  "JORDAN" means Larry Jordan.

                  "LATEST BALANCE SHEET" has the meaning set forth in Section 5.5(b).

                  "LEASED REAL PROPERTY" and "LEASED REALTY" have the respective meanings set forth in Section 5.11(b).

                  "LIEN" means any mortgage, pledge, hypothecation, lien (statutory or otherwise), preference, priority, security interest, security agreement, easement, covenant, restriction or other encumbrance of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any lease having substantially the same effect as any of the foregoing and any assignment or deposit arrangement in the nature of a security device).

                  "LOSSES" has the meaning set forth in Section 8.2(a).

                  "MATERIAL ADVERSE EFFECT" means a material and adverse effect or development upon the business, operations, assets, liabilities, financial condition, value, business prospects, operating results, cash flow, net worth or employee, customer or supplier relations of the Company and its Subsidiaries.

                  "NET CURRENT ASSETS" means as of any date of determination, the excess of the Company's total current assets as of such date over the Company's total current liabilities (excluding

Indebtedness and Closing Tax Liability to the extent such amounts are included in the calculation of total current liabilities) as of such date determined in accordance with GAAP. In determining total current assets and total current liabilities hereunder, (i) all accounting entries shall be taken into account regardless of their amount and all errors and omissions corrected, (ii) all proper adjustments shall be made, and (iii) appropriate reserves for all liabilities and obligations for which reserves are appropriate in accordance with GAAP shall be included.

                  "NET WORTH" means, as of any date of determination, the excess of the Company's total assets as of such date over the Company's total liabilities (excluding Indebtedness and Closing Tax Liability) as of such date, determined in accordance with GAAP. In determining total assets and total liabilities hereunder, (i) all accounting entries shall be taken into account regardless of their amount and all errors and omissions shall be corrected, (ii) all proper adjustments shall be made, and (iii) appropriate reserves for all liabilities and obligations for which reserves are appropriate in accordance with GAAP shall be included.

                  "NOTICE OF ARBITRATION" has the meaning set forth in
Section 8.8(b).

                  "NOTICE OF DISAGREEMENT" has the meaning set forth in
Section 2.3(c).

                  "PERMITTED LIENS" means (i) Liens that are set forth on the PERMITTED LIENS SCHEDULE attached hereto, (ii) Liens for Taxes not delinquent or the validity of which are being contested in good faith by appropriate proceedings and as to which adequate reserves have been established on the Company's financial statements in accordance with GAAP, (iii) statutory landlord's, mechanic's, carrier's, workmen's, repairmen's or other similar Liens arising or incurred in the ordinary course of business and (iv) Liens arising from zoning ordinances.

                  "PERSON" means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated association, corporation, limited liability company, entity or governmental entity (whether federal, state, county, city or otherwise and including any instrumentality, division, agency or department thereof).

                  "PLAN" has the meaning set forth in Section 5.18(a).

                  "PRE-CLOSING TAXES" has the meaning set forth in Section 8.11(b).

                  "PRINCIPAL STOCKHOLDERS" means Larry Jordan, the Wayne E. Jensen and Lenore C. Jensen Family Trust, Gary Keck and Mark Carlson.

                  "PURCHASE PRICE" has the meaning set forth in Section
2.3(a).

                  "REALTY LEASES" has the meaning set forth in Section
5.11(b).

                  "RESTRICTED STOCKHOLDERS" means Larry Jordan, Wayne E. Jensen, Gary Keck, Mark Carlson and Larry Cook.

                  "RESTRICTED TERRITORIES" has the meaning set forth in
Section 8.4(a).

                  "RESTRICTIVE COVENANTS" has the meaning set forth in
Section 8.4(c).

                  "RULES" has the meaning set forth in Section 8.8(a).

                  "SECOND CLOSING" has the meaning set forth in Section 2.2.

                  "SECOND CLOSING DATE" has the meaning set forth in Section
2.2.

                  "SECURITIES ACT" means the Securities Act of 1933, as amended, or any similar federal law then in force.

                  "SELLER" and "SELLERS" have the meanings set forth in the preamble.

                  "SELLER REPRESENTATIVE" means Larry Jordan.

                  "STOCKHOLDERS AGREEMENT" means the Amended and Restated Stockholders Agreement in the form of EXHIBIT D attached hereto.

                  "STRADDLE TAX RETURNS" has the meaning set forth in Section 8.11(b).

                  "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, limited liability company, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, limited liability company, association or other business entity, either (A) a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof or
(B) such person is a general partner, managing member or managing director of such partnership, limited liability company, association or other entity.

                  "TAX" means any (i) federal, state, local or foreign income, gross receipts, franchise, estimated, alternative minimum, add-on minimum, sales, use, transfer, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, personal property, capital stock, social security, unemployment, disability, payroll, license, employee or other withholding, or other tax, of any kind whatsoever, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing; (ii) liability of the Company or any of its Subsidiaries for the payment of any amounts of the type described in clause
(i) above arising as a result of being (or ceasing to be) a member of any Affiliated Group (or being included (or required to be included) in any Tax Return relating thereto); and (iii) liability of the Company or any of its Subsidiaries for the payment of any amounts of the type described in clause
(i) above as a result of any express or implied obligation to indemnify or otherwise assume or succeed to the liability of any other Person.

                  "TAX RETURNS" means returns, declarations, reports, claims for refund, information returns or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes of any party or the administration of any laws, regulations or administrative requirements relating to any Taxes.

                  "THIRD-PARTY APPROVALS" has the meaning set forth in
Section 3.1(b).

                  "TREASURY REGULATIONS" means the United States Treasury Regulations promulgated under the Code, and any reference to any particular Treasury Regulation section shall be interpreted to include any final or temporary revision of or successor to that section regardless of how numbered or classified.

                                   ARTICLE II

                         PURCHASE AND SALE OF THE SHARES

         2.1 BASIC TRANSACTION. On the terms and subject to the conditions set forth in this Agreement, at the Closings, Buyer or the Company shall purchase from Sellers, and Sellers shall sell, convey, assign, transfer and deliver to Buyer or the Company, certain of the Shares, free and clear of all Encumbrances set forth on the SCHEDULE OF SELLERS.

         2.2 TRANSACTIONS AT THE CLOSINGS.

                  (a) INITIAL CLOSING. The initial closing of the transactions contemplated by this Agreement (the "INITIAL CLOSING") shall take place at the offices of Kirkland & Ellis in Chicago, Illinois, at 9:00 a.m. local time on March 13, 2000, or at such other time or place as is mutually agreeable to the parties, or, if any of the conditions to Initial Closing set forth in Article III have not been satisfied at or waived by the party entitled to the benefit thereof on or prior to such date, on the second business day following satisfaction or waiver of such conditions (the "INITIAL CLOSING DATE").

                  (b) SECOND CLOSING. The second closing of the transaction contemplated by this Agreement (the "SECOND CLOSING" and together with the Initial Closing, the "CLOSINGS") shall take place at the offices of Kirkland & Ellis at 9:00 a.m. local time on May 17, 2000, or at such other time or place as is mutually agreeable to the parties, or, if any of the conditions to the Second Closing set forth in Article III have not been satisfied at or waived by the party entitled to the benefit thereof on or prior to such date, on the second business day following satisfaction or waiver of such conditions.

                  (c)      DELIVERIES.  At the Initial Closing:

                           (i) Buyer shall (A) pay to each of the Sellers set
forth on the SCHEDULE OF SELLERS attached hereto under the heading "Initial Closing" cash in an aggregate amount equal to (1) Gross Proceeds of the Estimated Purchase Price set forth opposite his, her or its name on the SCHEDULE OF SELLERS, LESS (2) the escrow amount set forth opposite his, her or its name on the SCHEDULE OF SELLERS and LESS (3) the rollover amount set forth opposite his, her or its name on the SCHEDULE OF SELLERS, by wire transfer of immediately available funds to the account designated in advance in writing by the Sellers at the Initial Closing and (B) deliver to each of the Principal Stockholders and Larry Cook the number of shares of Buyer's Series B Preferred Stock and Common Stock set forth opposite such Seller's name on the SCHEDULE OF SELLERS, which shares shall be subject to the terms and conditions of the Executive Purchase Agreement by and between the Buyer and each such Seller in exchange for the number of shares of the Company's common stock set forth opposite each person's name on the SCHEDULE OF SELLERS, in exchange for the number of shares of the Company's common stock sold as set forth opposite his, her or its name on the SCHEDULE OF SELLERS;

                           (ii) The Company shall issue Linc.net a promissory
note in the aggregate principal amount of $16,305,550, substantially in the form attached hereto as EXHIBIT H;

                           (iii) The Company shall pay to each of the Sellers
set forth on the SCHEDULE OF SELLERS attached hereto under the heading "Initial Closing" cash in an aggregate amount equal to the Net Proceeds of the Estimated Purchase Price set forth opposite such Seller's name on the SCHEDULE OF SELLERS, by wire transfer of immediately available funds to the respective accounts designated in advance in writing by such Sellers at the Initial Closing in exchange for the number of shares of the Company's common stock set forth opposite each such Seller's name on the SCHEDULE OF SELLERS;

                           (iv) Buyer shall deliver the Escrow Amount to the
Escrow Agent for deposit into an escrow account established pursuant to the terms of the Escrow Agreement; PROVIDED THAT $905,623 of the Escrow Amount will be funded by Buyer at such time as it exercises the option granted by Jordan to Buyer pursuant to the Option Agreement. The Escrow Amount shall be available on a non-exclusive basis to satisfy amounts owing to the Buyer Parties pursuant to Section 8.2 below;

                           (v) Sellers at the Initial Closing shall deliver
to Buyer or the Company, as the case may be, the certificate or certificates representing the Shares sold or exchanged by them, duly endorsed in blank or accompanied by duly executed stock powers, with appropriate transfer stamps (if any) affixed thereto;

                           (vi) Buyer shall sell to Ismael Perera 31,000
shares of the Company's Class A Voting Common Stock (representing 2% of the outstanding Class A Voting Common Stock) in exchange for his promissory note in the aggregate principal amount of $445,395 in the form attached hereto as
EXHIBIT I;

                           (vii) Jordan shall issue the Buyer the Option
Agreement in the form attached hereto as EXHIBIT G;

                           (viii) The Company, Sellers and Buyer, as
applicable, shall deliver the opinions, certificates and other documents and instruments required to be delivered by or on behalf of such party under
Article III below; and

                           (ix) Sellers shall deliver to Buyer all corporate
books and records and other property of the Company in their possession.

                  (d)      DELIVERIES.  At the Second Closing:

                           (i) Buyer shall pay to Larry Cook the Net Proceeds
of the Estimated Purchase Price set forth opposite his name on the SCHEDULE OF SELLERS by wire transfer of immediately available funds to the respective accounts designated in advance in writing by him at the Second Closing; and

                           (ii) At the Second Closing, Larry Cook shall
deliver to Buyer the certificate or certificates representing the Shares owned by him, duly endorsed in blank or accompanied by duly executed stock powers, with appropriate transfer stamps (if any) affixed thereto.

         2.3 PURCHASE PRICE.

                  (a) The aggregate purchase price to be paid for the Shares (the "PURCHASE PRICE") shall be an amount equal to $48,000,000, MINUS (i) an amount equal to the aggregate amount of all Indebtedness (if any) of the Company and its Subsidiaries existing as of the end of the business day immediately preceding the Initial Closing Date, but excluding any prepayment fee in connection with the termination of the Company's line of credit as of the Closing (the "CLOSING INDEBTEDNESS"), MINUS (ii) an amount equal to the aggregate amount of all foreign, federal, state and local Taxes of or payable by the Company and its Subsidiaries with respect to any taxable year or taxable period or portion thereof ended on or prior to the Initial Closing
Date (the "CLOSING TAX LIABILITY") MINUS (iii) an amount equal to the amount
(if any) by which the Net Current Assets of the Company as of the end of the business day immediately proceeding the Initial Closing Date as shown on the Closing Balance Sheet (as defined in Section 2.3(d) below and as prepared in accordance with the provisions thereof) (the "CLOSING NET CURRENT ASSETS") is less than $5,900,000, MINUS (iv) an amount equal to the amount (if any) by which the Net Worth of the Company as of the end of the business day immediately preceding the Initial Closing Date as shown on the Closing
Balance Sheet (as defined
in Section 2.3(d) below and as prepared in accordance with the provisions thereof) (the "CLOSING NET WORTH") is less than $6,800,000 (without duplication with any reduction in clause (iii)).

                  (b) At the Initial Closing, Buyer and the Company shall pay to the Sellers set forth on the SCHEDULE OF SELLERS under the heading "Initial Closing" in the manner described in clause (i), (iii) and (iv) of Section 2.2(c), respectively, the Net Proceeds set forth opposite such Seller's name on the SCHEDULE OF SELLERS of the Purchase Price, as estimated in good faith by Buyer and the Principal Stockholders (including an estimate of the components of the Purchase Price) not less than two days prior to the Closing (the "ESTIMATED PURCHASE PRICE").

                  (c) At the Second Closing, Buyer shall pay to Larry Cook an amount equal to the Net Proceeds set forth opposite his name on the SCHEDULE OF SELLERS of the Estimated Purchase Price.

                  (d) CLOSING BALANCE SHEET

                           (i) Within 90 days following the Initial Closing
Date, Buyer shall deliver to the Seller Representative a balance sheet of the Company (in its final and binding form, the "CLOSING BALANCE SHEET"), setting forth the Closing Indebtedness, the Closing Tax Liability, the Closing Net Worth and Closing Net Current Assets and the resulting Purchase Price calculated with reference to such amounts as of the end of the business day immediately preceding the Initial Closing Date. The Closing Balance Sheet shall include all known adjustments required in a year-end closing of the books and shall be prepared in accordance with GAAP. Sellers shall cooperate as reasonably requested in connection with the preparation of the Closing Balance Sheet. During the 20-day period immediately following the Seller Representative's receipt of the Closing Balance Sheet, Sellers shall be permitted to review the Company's books and records and the Company's working papers related to the preparation of the Closing Balance Sheet and determination of the Purchase Price.

                           (ii) The Closing Balance Sheet shall become final
and binding upon the parties 20 days following the Seller Representative's receipt thereof, unless one or more Sellers shall give written notice of his disagreement (a "NOTICE OF DISAGREEMENT") to Buyer prior to such date. Any Notice of Disagreement shall specify in reasonable detail the nature and dollar amount of any disagreement so asserted and shall be delivered only if (and to the extent that) unless such Seller(s) reasonably and in good faith determines that the Closing Balance Sheet and the resulting Purchase Price calculated with reference thereto delivered by Buyer has not been determined in accordance with the guidelines and procedures set forth in this Agreement. If a timely Notice of Disagreement is received by Buyer, then the Closing Balance Sheet (as revised in accordance with clause (x) or (y) below) shall become final and binding upon the parties on the earliest of (x) the date the parties resolve in writing any differences they have with respect to the matters specified in the Notice of Disagreement or (y) the date all matters in dispute are finally resolved in writing by the Accounting Firm (defined below). Following delivery of a Notice of Disagreement, Buyer and its agents and representatives shall be permitted to review Sellers' and their representatives' working papers relating to the Notice of Disagreement.

                           (iii) During the 20 days immediately following
delivery of a Notice of Disagreement, the Parties shall seek in good faith to resolve in writing any differences which they have with respect to the matters specified in the Notice of Disagreement. At the end of such 20-day period, the parties shall submit to a mutually satisfactory independent "big-five" accounting firm other than Ernst & Young LLP for review and resolution of all matters (but only such matters) that remain in dispute and that were properly included in the Notice of Disagreement. If the parties are unable to mutually agree upon an accounting firm, Buyer and the Seller Representative shall select by lot a "big-five" accounting firm other than Ernst & Young LLP. The parties shall instruct the accounting firm ultimately agreed upon or selected by lot under this Section 2.3(d)(iii) (the "ACCOUNTING FIRM") to make a final determination of the Closing Indebtedness, the Closing Tax Liability, the Closing Net Worth and Closing Net Current Assets and the resulting Purchase Price calculated with reference to such amounts to the extent such amounts are in dispute, in accordance with the guidelines and procedures set forth in this Agreement. The parties will cooperate with the Accounting Firm during the term of its engagement. The parties shall instruct the Accounting Firm to not assign a value to any item in dispute greater than the greatest value for such item assigned by Buyer, on the one hand, or the Seller Representative, on the other hand, or less than the smallest value for such item assigned by Buyer, on the one hand, or the Seller Representative, on the other hand. The Parties shall also instruct the Accounting Firm to make its determination based solely on presentations by Buyer and the Seller Representative which are in accordance with the guidelines and procedures set forth in this Agreement (i.e. not on the basis of an independent review).

                           (iv) The Closing Balance Sheet and the
determination of the Closing Indebtedness, the Closing Tax Liability, the Closing Net Worth and Closing Net Current Assets and the resulting Purchase Price calculated with reference thereto shall become final and binding on the parties on the date the Accounting Firm delivers its final resolution in writing to the parties (which final resolution shall be requested by the Parties to be delivered not more than 45 days following submission of such disputed matters). The fees and expenses of the Accounting Firm shall be shared equally by Buyer, on one hand, and Sellers, on the other hand.

                           (v) Sellers hereby authorize the Seller
Representative to take the actions contemplated under this Section 2.3(d) on their behalf, and for purposes of this Section 2.3(d), the actions of the Seller Representative shall be deemed the actions of the Sellers.

                   (e) Promptly after the Closing Balance Sheet and the determination of the Closing Indebtedness, the Closing Tax Liability, the Closing Net Worth and Closing Net Current Assets and the resulting Purchase Price calculated with reference to such amounts become final and binding on the parties under Section 2.3(d) above, the Estimated Purchase Price shall be recalculated by the parties by giving effect to the final and binding Closing Indebtedness, Closing Tax Liability, Closing Net Worth and Closing Net Current Assets (as recalculated, the "FINAL PURCHASE PRICE"). If the Estimated Purchase Price is greater than the Final Purchase Price, Sellers shall, and if the Final Purchase Price is greater than the Estimated Purchase Price, Buyer shall, within three business days after the Closing Balance Sheet becomes final and binding on the parties, make payment by wire transfer to Buyer or Sellers, as the case may be, in immediately available funds of the amount of such difference, together with interest thereon at a rate per annum equal to the Applicable Rate, calculated on the basis of the actual number of days elapsed over 360, from the Closing Date to the date of payment.

                                   ARTICLE III

                             CONDITIONS TO CLOSINGS

         3.1 CONDITIONS TO BUYER'S OBLIGATIONS AT INITIAL CLOSING. The obligation of Buyer to consummate the transactions contemplated by this Agreement at the Initial Closing is subject to the satisfaction of the following conditions on or prior to the Initial Closing Date:

                  (a) The representations and warranties in Article V hereof that are subject to materiality qualifications shall be true and correct in all respects at and as of the Initial Closing and the representations and warranties contained in Article V hereof that are not subject to materiality qualifications shall be true and correct in all material respects at and as of the Initial Closing, and each Seller and the Company shall have performed in all material respects all of the covenants and agreements required to be performed by it hereunder prior to the Initial Closing;

                  (b) Sellers at the Initial Closing and the Company shall have received or obtained all third-party consents and approvals that are necessary (i) for the consummation of the transactions contemplated hereby or
(ii) to prevent a breach of or default under, or a termination, modification or acceleration of, any instrument, contract, lease, license or other agreement identified with an asterisk on the attached RESTRICTIONS SCHEDULE (collectively, the "THIRD-PARTY APPROVALS"), in each case on terms reasonably satisfactory to Buyer;

                  (c) Buyer and the Company shall have received or obtained all governmental and regulatory consents, approvals, licenses and authorizations that are necessary (i) for the consummation of the transactions contemplated hereby or (ii) for Buyer to own the Shares purchased at the Initial Closing and to operate the businesses of and control the Company and its Subsidiaries following the Initial Closing (including any required approvals from the State of California), in each case on terms and conditions reasonably satisfactory to Buyer, and all applicable waiting periods under the HSR Act shall have expired or been terminated (collectively, the "GOVERNMENTAL APPROVALS");

                  (d) No suit, action or other proceeding shall be pending or threatened before any court or governmental or regulatory official, body or authority or any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent the performance of this Agreement or the consummation of any of the transactions contemplated hereby or declare unlawful any of the transactions contemplated hereby, (ii) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (iii) affect adversely the right of Buyer to own the Shares or operate the businesses of or control the Company and its Subsidiaries or (iv) affect adversely the right of the Company and its Subsidiaries to own their respective assets or control their respective businesses, and no such injunction, judgment, order, decree or ruling shall have been entered or be in effect;

                  (e) Since December 31, 1999, there shall have been no material adverse change or development in the business, financial condition, value, operating results, assets, operations, business prospects, cash flow, net worth or customer, supplier or employee relations of the Company and its Subsidiaries taken as a whole (as determined by Buyer in its sole discretion);

                  (f) Buyer shall have completed and shall be satisfied in its sole discretion with the results of its and its attorneys', accountants' and other representatives' business, legal, accounting and financial due diligence investigation and evaluation of the Company and its Subsidiaries (which investigation and evaluation shall include a review of the Company's relationships with key customers and suppliers, ongoing relationships with key employees (including the Executives) and Intellectual Property Rights, as well as the Company's acquisition opportunities and any other matters as deemed appropriate by Buyer);

                  (g) Buyer shall have obtained all of the financing it needs in order to consummate the transactions contemplated hereby and fund the working capital requirements of the Company and its Subsidiaries following the Initial Closing (in each case on terms and conditions satisfactory to Buyer in its sole discretion);

                  (h) The company shall have obtained and delivered to Buyer a letter of consent and estoppel certificate and a landlord lien waiver agreement from each lessor of Leased Realty, each in form and substance reasonably satisfactory to Buyer and Buyer's lender and their special counsel and such other endorsements and affidavits and related items as Buyer or Buyer's lenders may reasonably request;

                  (i) Each of the Executives shall have entered into an agreement for employment with the Company or one of its Subsidiaries, each in form substantially the same as that attached hereto as EXHIBIT B-1 and each of Daniel Lyons, Jon Hunt, Larry Cook, Allen Carter, John Eagelston, Lynn Erickson, Gerald Gauer, Walter Laster, Les Minter, Kenneth Pierce and David Seamans shall have entered into an employment agreement for employment with the Company or one of its Subsidiaries each in form substantially the same as that attached hereto as Exhibit B-2 (the "EMPLOYMENT AGREEMENTS"), and all of such agreements shall be in full force and effect at the Initial Closing;

                  (j) Each of the Executives shall have entered into an executive stock purchase agreement with Buyer, each in form substantially the same as that attached hereto as EXHIBIT C (the "EXECUTIVE PURCHASE AGREEMENTS"), and all of such agreements shall be in full force and effect at the Initial Closing;

                  (k) Each of the Executives shall have entered into the Amended and Restated Stockholders Agreement, dated as of December 21, 1999, among Buyer and the stockholders of Buyer attached hereto as EXHIBIT D (the "STOCKHOLDERS AGREEMENT"), and such agreement shall be in full force and effect at the Initial Closing;

                  (l) Each of the Executives shall have entered into the Amended and Restated Registration Agreement, dated as of December 21, 1999, among Buyer and the stockholders of Buyer attached hereto as EXHIBIT E (the "REGISTRATION AGREEMENT"), and such agreement shall be in full force and effect at the Initial Closing;

                  (m) Each of Executive and the Escrow Agent shall have executed and delivered the Escrow Agreement, and the Escrow Agreement shall be in full force and effect as of the Initial Closing and shall not have been amended or modified;

                  (n) Buyer shall have received from Morgan, Miller & Blair, counsel for Sellers and the Company, an opinion with respect to the matters set forth in EXHIBIT F attached hereto, which shall be addressed to Buyer and Buyer's lenders, dated as of the Initial Closing Date, and in form and substance reasonably satisfactory to Buyer and Buyer's lenders;

                  (o) Buyer shall have received evidence (in form and substance satisfactory to Buyer) that the Buy/Sell Agreement among certain of the Company's stockholders shall have been terminated;

                  (p) The Company shall have obtained releases of all Liens (other than any Permitted Liens) relating to the assets and properties of the Company and the Company shall have obtained and delivered to Buyer and Buyer's lenders payoff letters with respect to all Indebtedness for borrowed money outstanding as of the Closing (in each case on terms and conditions satisfactory to Buyer);

                  (q) Sellers and the Company shall have delivered to Buyer copies of the Company's interim monthly and year-to-date financial statements pursuant to Section 4.11 below. If the Closing Date falls on the 20th day of a month or later, such interim financial statements shall report the Company's consolidated results through the end of the month that immediately precedes the month of the Initial Closing;

                  (r) Jordan shall have entered into the Option Agreement with Buyer in the form of EXHIBIT G attached hereto;

                  (s) At the Initial Closing, Sellers at the Initial Closing shall have delivered to Buyer (i) a certificate signed by the Company, dated the date of the Initial Closing, stating that the conditions specified in subsections (a) through (r) above (other than subsections (f), (g) and (n) above) have been satisfied as of the Initial Closing; (ii) a certificate signed by the Principal Stockholders and an authorized officer of the Company indicating their good faith and best estimates of (A) the Closing Indebtedness, (B) the Closing Tax Liability, (C) Closing Net Worth and (D) Closing Net Current Assets and the resulting Purchase Price; (iii) copies of all Third-Party Approvals and Governmental Approvals;
(iv) certified copies of the resolutions of the Company's board of directors authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby; (v) the resignations, effective as of the Initial Closing, of each director of the Company; (vi) good standing certificates for each of the Company and its Subsidiaries from their respective jurisdictions of incorporation and each jurisdiction in which the Company and/or any of its Subsidiaries is qualified to do business as a foreign corporation, in each case dated as of a recent date prior to the Initial Closing Date; and (vii) such other documents or instruments as are required to be delivered by Sellers or the Company at the Initial Closing pursuant to the terms hereof or that Buyer reasonably requests prior to the Initial Closing Date to effect the transactions contemplated hereby.

                  All actions and proceedings to be taken by Sellers and the Company in connection with the consummation of the transactions contemplated hereby and all certificates, opinions, instruments and other documents required to effect the transactions contemplated hereby reasonably requested by Buyer shall be reasonably satisfactory in form and substance to Buyer and its special counsel. Any condition specified in this Section 3.1 may be waived by Buyer if such waiver is set forth in a writing duly executed by Buyer.

         3.2 CONDITIONS TO SELLERS' OBLIGATIONS. The obligation of Sellers to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions at or prior to the Initial Closing:

                  (a) The representations and warranties made in Article VI hereof shall be true and correct in all material respects at and as of the Initial Closing Date, and Buyer shall have performed in all material respects all the covenants and agreements required to be performed by Buyer hereunder prior to the Initial Closing;

                  (b) All applicable waiting periods under the HSR Act shall have expired or been otherwise terminated;

                  (c) No suit, action or other proceeding shall be pending before any court or governmental or regulatory official, body or authority wherein an unfavorable injunction, judgment, order, decree or ruling would
(i) prevent consummation of the transactions contemplated by this Agreement or (ii) cause the transactions contemplated by this Agreement to be rescinded following consummation, and no such injunction, judgment, order, decree or ruling shall be in effect;

                  (d) Each of Buyer and the Escrow Agent shall have executed and delivered the Escrow Agreement, and the Escrow Agreement shall be in full force and effect as of the Initial Closing;

                  (e) Buyer shall have executed and delivered the Stockholders Agreement, and the Stockholders Agreement shall be in full force and effect as of the Initial Closing;

                  (f) Buyer shall have executed and delivered the Registration Agreement, and the Registration Agreement shall be in full force and effect as of the Initial Closing;

                  (g) Buyer shall have executed and delivered each of the Executive Purchase Agreements, and each of the Executive Purchase Agreements shall be in full force and effect as of the Initial Closing; and

                  (h) At the Initial Closing, Buyer shall have delivered to the Seller Representative (i) a certificate signed by Buyer, dated the date of the Initial Closing, stating that the conditions specified in subsection
(a) through (c) above have been satisfied and that the waiting period under the HSR Act has expired or been terminated, (ii) certified copies of the resolutions of Buyer's board of directors authorizing the execution, delivery and performance of this Agreement and the other agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby and (iii) such other documents or instruments as are required to be delivered by Buyer at the Initial Closing pursuant to the terms hereof or that Sellers reasonably request prior to the Initial Closing Date to effect the transactions contemplated hereby.

                  All proceedings to be taken by Buyer in connection with the consummation of the transactions contemplated hereby and all documents required to be delivered by Buyer to effect the transactions contemplated hereby reasonably requested by Sellers shall be reasonably satisfactory in form and substance to Sellers. Any condition specified in this Section 3.2 may be waived if such waiver is set forth in a writing duly executed by each Seller.

         3.3 CONDITION TO BUYER'S OBLIGATIONS AT SECOND CLOSING. The obligation of Buyer to consummate the transaction contemplated by this Agreement at the Second Closing is subject to the satisfaction of the following conditions on or prior to the Second Closing Date:

                  (a) The representations and warranties of the Seller at the Second Closing in the third sentence of Section 5.2 shall be true and correct as of the Second Closing Date, as though then made and as though the Second Closing Date was substituted for the date of this Agreement throughout such representations and warranties;

                  (b) Buyer and the Company shall have received or obtained all Governmental Approvals, if any, in each case on terms reasonably satisfactory to Buyer;

                  (c) No suit, action or other proceeding shall be pending or threatened before any court or governmental or regulatory official, body or authority or any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling or charge would (i) prevent the performance or consummation of or declare unlawful any of the transactions contemplated at the Second Closing,
(ii) cause any of the transactions contemplated at the Second Closing to be rescinded following consummation or (iii) affect adversely the right of Buyer to own the Shares sold at the Second Closing; and

                  (d) At the Second Closing, the Seller at the Second Closing shall have delivered to Buyer such documents and instruments (if any) that Buyer reasonably requests prior to the Second Closing Date to effect the transactions contemplated by the Second Closing.

                                   ARTICLE IV

                             [INTENTIONALLY OMITTED]


                                    ARTICLE V

                    REPRESENTATIONS AND WARRANTIES CONCERNING
                             THE COMPANY AND SELLERS

         As a material inducement to Buyer to enter into this Agreement and consummate the transactions contemplated hereby, each Seller and the Company hereby jointly and severally represents and warrants to Buyer that:

         5.1 ORGANIZATION, CORPORATE POWER AND LICENSES. Each Seller has full power, authority and capacity to enter into this Agreement and the other documents contemplated hereby to which such Seller is a party and to perform his or its obligations hereunder and thereunder. With respect to each Seller which holds its shares subject to a trust agreement, such trust agreement is valid, existing and enforceable under the laws of the State of California and provides its trustees with all necessary power and authority to execute, deliver and perform its obligations under this Agreement and the other agreements contemplated hereby to which it is a party. Each person executing this Agreement and such other agreements contemplated hereby on behalf of any Seller which is a trust is a duly appointed, qualified and acting trustee of such Seller, with all requisite power and authority to execute, deliver and perform all obligations of such Seller under this Agreement and such other agreements contemplated hereby. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and is qualified to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify. The Company possesses all requisite corporate power and authority and all licenses, permits and authorizations necessary to own and operate its properties, to carry on its businesses as now conducted and presently proposed to be conducted and to carry out the transactions contemplated by this Agreement. The copies of the Company's articles of incorporation and by-laws which have been furnished to Buyer or Buyer's special counsel reflect all amendments made thereto at any time prior to the date of this Agreement and are correct and complete. The minute books (containing the records of meetings of the shareholders, the board of directors), the stock certificate books and the stock record books of the Company are correct and complete in all material respects. The Company is not in default under or in violation of any provision of its articles of incorporation or by-laws. The attached OFFICERS AND DIRECTORS SCHEDULE sets forth a list all of the officers and directors of the Company.

         5.2 CAPITAL STOCK AND RELATED MATTERS; TITLE TO SHARES. The entire authorized capital stock of the Company consists of 10,000,000 shares of Class A Common Stock, no par value per share, of which 2,450,000 shares are issued and outstanding and 2,000,000 shares of Class B Non-Voting Common Stock, no par value per share, of which 687,617 shares are issued and outstanding. Sellers together constitute all of the record owners of, and have good and marketable title to, all of the outstanding shares of common stock of the Company, free and clear of all Encumbrances. Each Seller is the record owner of and has good and marketable title to, the shares of common stock of the Company set forth opposite such Seller's name on the SCHEDULE OF SELLERS, free and clear of all Encumbrances. At the Closing, Sellers shall sell to Buyer good and marketable title to the Shares, free and clear of all Encumbrances. The Company does not have outstanding any stock or securities convertible or exchangeable for any shares of its capital stock or containing any profit participation features, nor any rights or options to subscribe for or to purchase its capital stock or any stock or securities convertible into or exchangeable for its capital stock or any stock appreciation rights or phantom stock plan. The Company is not subject to any option or obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock or any warrants, options or other rights to acquire its capital stock. The Company has not violated any federal or state securities laws in connection with the offer, sale or issuance of its capital stock. Except as set forth on the CAPITAL STOCK SCHEDULE, all of the outstanding shares of the Company's capital stock have been validly issued and are fully paid and nonassessable. Except as set forth on the CAPITAL STOCK SCHEDULE, there are no agreements between the Company's shareholders with respect to the voting or transfer of the Company's capital stock or with respect to any other aspect of the Company's affairs.

         5.3 AUTHORIZATION; NONCONTRAVENTION. The execution, delivery and performance of this Agreement and all of the other agreements and instruments contemplated hereby to which the Company or any Seller is a party have been duly authorized by the Company and such Seller(s), as applicable, and no other corporate act or other proceeding on the part of the Company, its board of directors or any Seller is necessary to authorize the execution, delivery or performance of this Agreement or the other agreements contemplated hereby and the consummation of the transactions contemplated hereby or thereby. This Agreement has been duly executed and delivered by each Seller and the Company and constitutes a valid and binding obligation of each Seller and the Company, enforceable in accordance with its terms, and each of the other agreements and instruments contemplated hereby to which the Company or any Seller is a party, when executed and delivered by the Company or such Seller(s), as applicable, in accordance with the terms hereof and thereof, shall each constitute a valid and binding obligation of such Person, enforceable in accordance with its respective terms. Except as set forth on the attached RESTRICTIONS SCHEDULE and except for any filing, notice or authorization required pursuant to the HSR Act, the execution and delivery by the Company and Sellers of this Agreement and all of the other agreements and instruments contemplated hereby to which the Company or any Seller is a party and the fulfillment of and compliance with the respective terms hereof and thereof by the Company and Sellers do not and shall not (a) conflict with or result in a breach of the terms, conditions or provisions of,

(b) constitute a default under (whether with or without the passage of time, the giving of notice or both), (c) result in the creation of any Lien upon the Company's or any of its Subsidiaries' capital stock or assets pursuant to, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action of or by or notice or declaration to, or filing with, any third party or any court or administrative or governmental body or agency pursuant to, any Seller's or the Company's or any of its Subsidiaries' charter documents, bylaws or other constituent documents (including trust instruments), or any law, statute, rule or regulation to which the Company or any of its Subsidiaries or any Seller is subject, or any agreement, instrument, license, permit, order, judgment or decree to which the Company or any of its Subsidiaries or any Seller is subject. Neither the Company nor any of its Subsidiaries nor any Seller is a party to or bound by any written or oral agreement or understanding with respect to a Company Transaction other than this Agreement, and each such Person has terminated all discussions with third parties (other than with Buyer and its Affiliates) regarding Company Transactions.

         5.4 SUBSIDIARIES. The attached SUBSIDIARY SCHEDULE correctly sets forth the name of each Subsidiary of the Company, the jurisdiction of its incorporation and the Persons owning the outstanding capital stock of such Subsidiary. Each Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, possesses all requisite corporate power and authority and all material licenses, permits and authorizations necessary to own its properties and to carry on its businesses as now being conducted and as presently proposed to be conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of business requires it to qualify. All of the outstanding shares of capital stock of each Subsidiary are validly issued, fully paid and nonassessable, and all such shares are owned by the Company free and clear of all Encumbrances. Except as set forth on the attached SUBSIDIARY SCHEDULE, neither the Company nor any of its Subsidiaries owns or holds the right to acquire any shares of stock or any other security or interest in any other Person or has any obligation to make any Investment in any Person. The attached OFFICERS AND DIRECTORS SCHEDULE sets forth a list all of the officers and directors of each of the Company's Subsidiaries.

         5.5 FINANCIAL STATEMENTS. Attached hereto as the FINANCIAL STATEMENTS SCHEDULE are the following financial statements:

                  (a) the reviewed consolidated balance sheet of the Company and its Subsidiaries as of, December 31, 1998 and December 31, 1997, and the related statements of income and cash flows (or the equivalent) for the fiscal years then ended; and

                  (b) the unaudited consolidated balance sheet of the Company and its Subsidiaries as of December 31, 1999 (the "LATEST BALANCE SHEET"), and the related statements of income and cash flows (or the equivalent) for the twelve-month period then ended.

Each of the foregoing financial statements (including in all cases the notes thereto, if any) is accurate and complete, is consistent with the books and records of the Company and its Subsidiaries (which, in turn, are accurate and complete), fairly presents the financial condition and operating results of the Company and its Subsidiaries and has been prepared in accordance with GAAP consistently applied throughout the periods covered thereby, subject in the case of the unaudited financial statements to the absence of footnote disclosures (none of which footnote disclosures would, alone or in the aggregate, be materially adverse to the business, operations, assets, liabilities, financial condition, operating results, value, cash flow or net worth of the Company and its Subsidiaries taken as a whole).

         5.6 ACCOUNTS RECEIVABLE. Except as set forth on the attached ACCOUNTS RECEIVABLE SCHEDULE, all accounts and notes receivable reflected on the Latest Balance Sheet and all accounts and notes receivable to be reflected on the Closing Balance Sheet (net of allowances for doubtful accounts as reflected thereon and as determined in accordance with GAAP) are or shall be valid receivables arising in the ordinary course of business and are or shall be current and collectible at the aggregate recorded amount therefor as shown on the Latest Balance Sheet and on the Closing Balance Sheet, as the case may be (net of allowances for doubtful accounts as reflected thereon and as determined in accordance with GAAP). No Person has any Lien on such receivables or any part thereof, and no agreement for deduction, free goods, discount or other deferred price or quantity adjustment has been made with respect to any such receivables.

         5.7 INVENTORY. All of the Company's and its Subsidiaries' inventory consists of a quantity and quality usable and salable in the ordinary course of business consistent with past practice, is not obsolete, defective, damaged or slow-moving, is merchantable and fit for its intended use, and is being actively marketed in normal commercial channels and in normal commercial quantities, subject only to the reserves for inventory write-down set forth on the face of the Latest Balance Sheet and the Closing Balance Sheet (rather than the notes thereto) and as determined in accordance with GAAP.

         5.8 ABSENCE OF UNDISCLOSED LIABILITIES. Except as set forth on the attached LIABILITIES SCHEDULE, neither the Company nor any of its Subsidiaries has or will have any obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, whether or not known to the Company or any of its Subsidiaries, whether due or to become due and regardless of when or by whom asserted) arising out of any transaction entered at or prior to the date hereof, or any action or inaction at or prior to the date hereof, or any state of facts existing at or prior to the date hereof, other than (a) liabilities reflected on the Latest Balance Sheet, (b) liabilities and obligations which have arisen after the date of the Latest Balance Sheet in the ordinary course of business (none of which is a liability for breach of contract, breach of warranty, tort, infringement, violation of law, claim or lawsuit), (c) obligations under contracts and commitments described on the attached CONTRACTS SCHEDULE or under contracts and commitments entered into in the ordinary course of business consistent with past practice which are not required to be disclosed on such Schedule pursuant to Section 5.12 below (but not liabilities for any breach of any such contract or commitment occurring on or prior to the Initial Closing
Date), and (d) other liabilities and obligations expressly disclosed in the other Schedules referred to in this Article V.

         5.9 NO MATERIAL ADVERSE EFFECT. Since December 31, 1999 there has occurred no fact, event or circumstance which has had or would reasonably be expected to have a Material Adverse

Effect. Since December 31, 1999, each of the Company and its Subsidiaries has conducted its business only in the ordinary course of business consistent with past practice.

         5.10 ABSENCE OF CERTAIN DEVELOPMENTS. Except as set forth on the attached DEVELOPMENTS SCHEDULE, since December 31, 1998, neither the Company nor any of its Subsidiaries has:

                  (a) issued any notes, bonds or other debt securities or any capital stock or other equity securities or any securities or rights convertible, exchangeable or exercisable into any capital stock or other equity securities;

                  (b) borrowed any amount or incurred or become subject to any material liabilities, except current liabilities incurred in the ordinary course of business consistent with past practice;

                  (c) discharged or satisfied any material Lien or paid any material obligation or liability, other than current liabilities paid in the ordinary course of business;

                  (d) declared, set aside or made any payment or distribution of cash (including so-called "tax distributions") or other property to any of its shareholders with respect to such shareholder's capital stock or otherwise, or purchased, redeemed or otherwise acquired any shares of its capital stock or other equity securities (including any warrants, options or other rights to acquire its capital stock or other equity);

                  (e) mortgaged or pledged any of its properties or assets or subjected them to any Lien, except for Permitted Liens;

                  (f) sold, assigned, transferred, leased, licensed or otherwise encumbered any of its tangible assets, except in the ordinary course of business consistent with past practice, or canceled any material debts or claims;

                  (g) sold, assigned, transferred, leased, licensed or otherwise encumbered any Intellectual Property Rights, disclosed any proprietary confidential information to any Person (other than to Buyer and its Affiliates and other than in the ordinary course of business consistent with past practice in circumstances in which it has imposed reasonable confidentiality restrictions), or abandoned or permitted to lapse any Intellectual Property Rights;

                  (h) made or granted any bonus or any wage or salary increase to any employee or group of employees (except as required by pre-existing contracts described on the attached CONTRACTS SCHEDULE); or entered into, amended or terminated any collective bargaining agreement or other employment agreement; or made or granted any increase in any employee benefit plan or arrangement; or amended or terminated any existing employee benefit plan or arrangement; or adopted any new employee benefit plan or arrangement;

              (i) implemented any plant closing or other layoff of employees that could implicate the Worker Adjustment and Retraining Notification Act, as amended, or any similar foreign, state or local law, regulation or ordinance;

              (j) suffered any extraordinary losses or waived any rights of material value (whether or not in the ordinary course of business or consistent with past practice) in excess of $10,000 in the aggregate;

              (k) made capital expenditures or commitments therefor that amount in the aggregate to more than $10,000;

              (l) delayed or postponed the payment of any accounts payable or commissions or any other liability or obligation or agreed or negotiated with any party to extend the payment date of any accounts payable or commissions or any other liability or obligation or accelerated the collection of (or discounted) any accounts or notes receivable other than in accordance with past practice;

              (m) made any loans or advances to, guaranties for the benefit of, or any Investments in, any Person (other than advances to the Company's or its Subsidiaries' employees in the ordinary course of business consistent with past practice);

              (n) made any charitable contributions or pledges exceeding in the aggregate $5,000 or made any political contributions;

              (o) suffered any damage, destruction or casualty loss exceeding in the aggregate $10,000, whether or not covered by insurance;

              (p) made any change in any method of accounting or accounting policies or made any write-down in the value of its inventory that is material or that is other than in the usual, regular and ordinary course of business consistent with past practice or reversed any accruals (whether or not in the ordinary course of business or consistent with past practice);

              (q) made any Investment in or taken any steps to incorporate any Subsidiary;

              (r) amended its articles of incorporation, by-laws or other organizational documents;

              (s) entered into, amended or terminated any agreement or arrangement prohibiting or restricting it from freely engaging in any business or otherwise restricting the conduct of its business anywhere in the world;

              (t) taken any action or failed to take any action that has, had or would reasonably be expected to have the effect of accelerating to pre-Closing periods sales to the trade or other customers that would otherwise be expected to occur after the Closing;

              (u) entered into, amended or terminated any contract other than in the ordinary course of business consistent with past practice, entered into any other material transaction, whether or not in the ordinary course of business or consistent with past practice, or materially changed any business practice; or

              (v) agreed, whether orally or in writing, to do any of the foregoing.

      5.11    ASSETS.

              (a) Except as set forth on the attached ASSETS SCHEDULE, the Company or one of its Subsidiaries has good and marketable title to, or a valid leasehold interest in, all properties and assets used by it, located on its premises or shown on the Latest Balance Sheet or acquired after the date thereof, free and clear of all Liens (other than properties and assets disposed of for fair consideration in the ordinary course of business since the date of the Latest Balance Sheet and except for Liens disclosed on the Latest Balance Sheet (including any notes thereto) and Liens for current property taxes not yet due and payable and Permitted Liens). The Company and each of its Subsidiaries owns, has a valid leasehold interest in or has the valid and enforceable right to use all assets, tangible or intangible, necessary for the conduct of its business(es) as presently conducted and as presently proposed to be conducted. Except as set forth on the attached ASSETS SCHEDULE, all of the Company's and its Subsidiaries' buildings (including all components of such buildings, structures and other improvements), equipment, machinery, fixtures, improvements and other tangible assets (whether owned or leased) are in good condition and repair (ordinary wear and tear excepted) and are fit for use in the ordinary course of the Company's and such Subsidiaries' business as presently conducted and as presently proposed to be conducted. All such assets have been installed and maintained in all material respects in accordance with all applicable laws, regulations and ordinances. The attached ASSETS SCHEDULE sets forth and describes in reasonable detail the actual out-of-pocket capital expenditures (as determined in accordance with GAAP) made by the Company and its Subsidiaries for the years ended December 31, 1998 and December 31, 1999.

              (b) The LEASED REAL PROPERTY SCHEDULE attached hereto contains a complete list of all real property leased or subleased by the Company or any of its Subsidiaries (individually "LEASED REAL PROPERTY" and collectively, the "LEASED REALTY"). Neither the Company nor any of its Subsidiaries owns any real property or possesses any right to acquire any real property. The Company or one of its Subsidiaries has a valid leasehold interest in each Leased Real Property, subject only to Permitted Liens. The Company has previously delivered to Buyer's special counsel complete and accurate copies of each of the leases for the Leased Realty (the "REALTY LEASES"). With respect to each Realty Lease:
(i) the Realty Lease is legal, valid, binding, enforceable and in full force and effect; (ii) neither the Company nor any of its Subsidiaries nor any other party to the Realty Lease is in breach or default, and no event has occurred which, with notice or lapse of time or both, would constitute such a breach or default or permit termination, modification or acceleration under the Realty Lease; (iii) no party to the Realty Lease has repudiated any provision thereof;
(iv) there are no disputes, oral agreements or forbearance programs in effect as to the Realty Lease; (v) the Realty Lease has not been modified in any respect, except to the extent that such modifications are disclosed by the documents delivered to Buyer; and (vi) neither the Company nor any of its

Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust or encumbered any interest in the Realty Lease.

      5.12    CONTRACTS AND COMMITMENTS.

              (a) Except as expressly contemplated by this Agreement or as set forth on the attached CONTRACTS SCHEDULE, neither the Company nor any of its Subsidiaries is a party to or bound by any written or oral:

                    (i) pension, profit sharing, stock option, employee stock purchase or other plan or arrangement providing for deferred or other compensation to employees, former employees or consultants, or any other employee benefit plan or arrangement, or any collective bargaining agreement or any other contract with any labor union, or severance agreements, programs, policies or arrangements;

                    (ii) contract for the employment of any officer, individual employee or other Person on a full-time, part-time, consulting or other basis or relating to loans to officers, directors or Affiliates;

                    (iii) contract under which the Company or any of its Subsidiaries has advanced or loaned any other Person amounts in the aggregate exceeding $10,000;

                    (iv) agreement or indenture relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of the Company or any of its Subsidiaries;

                    (v)    Guaranty, performance bond or similar agreement;

                    (vi) lease or agreement under which the Company or any of its Subsidiaries is lessee of or holds or operates any property, real or personal, owned by any other party, except for any lease of real or personal property under which the aggregate annual rental payments do not exceed $10,000;

                    (vii) lease or agreement under which the Company or any of its Subsidiaries is lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Company or any of its Subsidiaries;

                    (viii) contract or group of related contracts with the same party or group of affiliated parties the performance of which involves consideration in the aggregate in excess of $10,000, other than purchase and sales orders incurred in the ordinary course of business;

                    (ix) assignment, license, indemnification or agreement with respect to any intangible property (including any Intellectual Property Rights);

                    (x) warranty agreement with respect to its services rendered or its products sold or leased;

                    (xi) agreement under which it has granted any Person any registration rights (including demand or piggyback registration rights);

                    (xii)  sales, distribution, supply or franchise agreement;

                    (xiii) agreement with a term of more than six months which is not terminable by the Company or any of its Subsidiaries upon less than 30 days' notice without penalty and involves a consideration in excess of $10,000 annually;

                    (xiv) contract regarding voting, transfer or other arrangements related to the Company's capital stock or warrants, options or other rights to acquire any of the Company's capital stock;

                    (xv) contract or agreement prohibiting it from freely engaging in any business or competing anywhere in the world; or

                    (xvi) any other agreement which is material to its operations and business prospects or involves a consideration in excess of $25,000 annually.

              (b) All of the contracts, leases, agreements and instruments set forth or required to be set forth on the CONTRACTS SCHEDULE are valid, binding and enforceable in accordance with their respective terms and shall be in full force and effect without penalty in accordance with their terms upon consummation of the transactions contemplated hereby. Except as set forth on the CONTRACTS SCHEDULE, (i) each of the Company and its Subsidiaries has performed all obligations required to be performed by it and is not in default under or in breach of nor in receipt of any claim of default or breach under any contract, lease, agreement or instrument to which the Company or any of its Subsidiaries is subject, including but not limited to, any provisions in any contract, agreement or instrument concerning the Company's or its Subsidiaries' status as a Minority Owned Business Enterprise; (ii) no event has occurred which with the passage of time or the giving of notice or both would result in a default, breach or event of noncompliance by the Company or any of its Subsidiaries under any contract, lease, agreement or instrument to which the Company or any of its Subsidiaries is subject; (iii) neither the Company nor any of its Subsidiaries has any present expectation or intention of not fully performing all such obligations; (iv) no partially-filled or unfilled customer purchase order or sales order is subject to cancellation or any other material modification by the other party thereto or is subject to any penalty, right of set-off or other charge by the other party thereto for late performance or delivery; and (v) neither the Company nor any Seller has knowledge of any breach or anticipated breach by the other parties to any contract, lease, agreement, instrument or commitment to which they are parties. Neither the Company nor any of its Subsidiaries is a party to any contract, agreement or commitment the performance of which could reasonably be expected to have a Material Adverse Effect.

              (c) Buyer or Buyer's counsel has been supplied with a true and correct copy of each of the written instruments, plans, contracts and agreements and an accurate description of each of the oral arrangements, contracts and agreements which are referred to on the attached CONTRACTS SCHEDULE, together with all amendments, waivers or other changes thereto.

      5.13    INTELLECTUAL PROPERTY RIGHTS.

              (a) The attached INTELLECTUAL PROPERTY SCHEDULE contains a complete and accurate list of all (i) patented or registered Intellectual Property Rights owned or, to the Company's or any Seller's knowledge, used by the Company or any of its Subsidiaries, (ii) pending patent applications and applications for other registrations of Intellectual Property Rights filed by or on behalf of the Company or any of its Subsidiaries, and (iii) material unregistered Intellectual Property Rights owned or used by the Company or any of its Subsidiaries. The attached INTELLECTUAL PROPERTY SCHEDULE also contains a complete and accurate list of all licenses and other rights granted by the Company or any of its Subsidiaries to any third party with respect to any Intellectual Property Rights and all licenses and other rights granted by any third party to the Company or any of its Subsidiaries with respect to any Intellectual Property Rights, in each case identifying the subject Intellectual Property Rights. The Company or one of its Subsidiaries owns and possesses all right, title and interest to, or has the right to use pursuant to a valid and enforceable license, all Intellectual Property Rights necessary for the operation of the businesses of the Company and its Subsidiaries as presently conducted and as presently proposed to be conducted, free and clear of all Liens. Without limiting the generality of the foregoing, the Company or one of its Subsidiaries owns and possesses all right, title and interest in and to all Intellectual Property Rights created or developed by the Company's and its Subsidiaries' employees and independent contractors or under the direction or supervision of the Company's and its Subsidiaries' employees or independent contractors relating to the businesses of the Company and its Subsidiaries or to the actual or demonstratively anticipated research or development conducted by the Company and its Subsidiaries. Except as set forth on the attached INTELLECTUAL PROPERTY SCHEDULE, the loss or expiration of any Intellectual Property Right or related group of Intellectual Property Rights owned or used by the Company or any of its Subsidiaries has not had and would not reasonably be expected to have a Material Adverse Effect, and no loss or expiration of any Intellectual Property Right is threatened, pending or, to the Company's or any Seller's knowledge, reasonably foreseeable. The Company and each of its Subsidiaries has taken all necessary steps to maintain and protect the Intellectual Property Rights which it owns and uses. To the Company's and each Seller's knowledge, the owners of any Intellectual Property Rights licensed to the Company and its Subsidiaries have taken commercially reasonable action to maintain and protect the Intellectual Property Rights which are subject to such licenses.

              (b) Except as set forth on the attached INTELLECTUAL PROPERTY SCHEDULE, (i) there have been no claims made against the Company or any of its Subsidiaries asserting the invalidity, misuse or unenforceability of any of the Intellectual Property Rights owned or used by the Company or any of its Subsidiaries and, to the Company's and each Seller's knowledge, there is no basis for any such claim, (ii) neither the Company nor any Seller has received any notices of, and has no knowledge of any facts which indicate a likelihood of, any infringement or misappropriation by, or conflict with, any third party with respect to any Intellectual Property Rights (including any demand or request that the Company or any of its Subsidiaries license any rights from a third party), (iii) the conduct of the Company's and its Subsidiaries' businesses has not infringed, misappropriated or conflicted with and does not infringe, misappropriate or conflict with any Intellectual Property Rights of other Persons, and (iv) to the Company's and each Seller's knowledge, the Intellectual Property Rights owned by or licensed to the Company and its Subsidiaries have not been infringed, misappropriated or conflicted by other Persons. The transactions contemplated by this Agreement will not have a Material Adverse Effect on the Company's or any of its Subsidiaries' right, title or interest in and to the Intellectual Property Rights listed on the INTELLECTUAL PROPERTY SCHEDULE and all of such Intellectual Property Rights shall be owned or available for use by the Company and its Subsidiaries on identical terms and conditions immediately after the Closing.

              (c) Except as disclosed on the INTELLECTUAL PROPERTY SCHEDULE, none of the computer software, computer firmware, computer hardware (whether general or special purpose) or other similar or related computer systems or software that are used or relied on by Company or any of its Subsidiaries in the conduct of its business will malfunction, will cease to function, will generate incorrect data or will produce incorrect results when processing, providing or receiving (i) date-related data from, into and between the twentieth and twenty-first centuries or (ii) date-related data in connection with any valid date in the twentieth and twenty-first centuries.

      5.14 LITIGATION. Except as set forth on the attached LITIGATION SCHEDULE, there are no (and, during the three years preceding the date hereof, there have not been any) actions, suits, proceedings (including any arbitration proceedings), orders, investigations or claims pending or, to the Company's or any Seller's knowledge, threatened against or affecting the Company or any of its Subsidiaries (or to the Company's or any Seller's knowledge, pending or threatened against or affecting any of the officers, directors or employees of the Company or any of its Subsidiaries with respect to their business or proposed business activities), or pending or threatened by the Company or any of its Subsidiaries against any Person, at law or in equity, or before or by any governmental department, commission, board, bureau, agency or instrumentality (including any actions, suits, proceedings or investigations with respect to the transactions contemplated by this Agreement); neither the Company nor any of its Subsidiaries is subject to any arbitration proceedings under collective bargaining agreements or otherwise or any governmental investigations or inquiries; and, to the Company's and each Seller's knowledge, there is no basis for any of the foregoing. The foregoing includes, without limitation, actions pending or threatened involving the prior employment of any of the Company's or its Subsidiaries' employees, their use in connection with the Company's or its Subsidiaries' businesses of any information or techniques allegedly proprietary to any of their former employers or their obligations under any agreements with prior employers. The Company and its Subsidiaries are fully insured with respect to each of the matters set forth on the attached LITIGATION SCHEDULE. Neither the Company nor any of its Subsidiaries is subject to any judgment, order or decree of any court or other governmental agency, and neither the Company nor any of its Subsidiaries has received any opinion or memorandum or advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any material liabilities. There are no actions, suits, proceedings (including any arbitration proceedings), orders, investigations or claims pending or, to the Company's or any Seller's knowledge, threatened against or affecting any Seller or the Company or any of its Subsidiaries in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with the transactions contemplated hereby.

      5.15 COMPLIANCE WITH LAWS. Except as set forth on the attached COMPLIANCE SCHEDULE:

              (a) Each of the Company and its Subsidiaries has complied and is in compliance with all applicable laws, ordinances, codes, rules, requirements and regulations of foreign, federal, state and local governments and all agencies thereof relating to the operation of its business and the maintenance and operation of its properties and assets. No notices have been received by and no claims have been filed against the Company or any of its Subsidiaries alleging a violation of any such laws, ordinances, codes, rules, requirements or regulations. Neither the Company nor any of its Subsidiaries has made any bribes, kickback payments or other similar payments of cash or other consideration, including payments to customers or clients or employees of customers or clients for purposes of doing business with such Persons.

              (b) Each of the Company and its Subsidiaries holds and is in compliance with all permits, licenses, bonds, approvals, certificates, registrations, accreditations and other authorizations of all foreign, federal, state and local governmental agencies required for the conduct of its business and the ownership of its properties (including as the same relate to Environmental and Safety Requirements and status as a Minority Owned Business Enterprise); and the attached PERMITS SCHEDULE sets forth a list of all of such material permits, licenses, bonds, approvals, certificates, registrations, accreditations and other authorizations. No notices have been received by the Company or any of its Subsidiaries alleging the failure to hold any of the foregoing. All of such permits, licenses, bonds, approvals, accreditations, certificates, registrations and authorizations will be available for use by the Company and its Subsidiaries immediately after the Initial Closing.

      5.16 ENVIRONMENTAL AND SAFETY MATTERS. Except as set forth on the attached ENVIRONMENTAL SCHEDULE:

              (a) Each of the Company and its Subsidiaries has complied with and is in compliance with all Environmental and Safety Requirements (including without limitation all permits and licenses required thereunder). Neither the Company nor any of its Subsidiaries have received any oral or written notice, report or information regarding any actual or alleged violation of Environmental and Safety Requirements or any liabilities or potential liabilities (contingent or otherwise), including any investigatory, corrective or remedial obligations relating to it or its facilities arising under Environmental and Safety Requirements.

              (b) Neither this Agreement nor the consummation of the transactions contemplated hereby will result in any obligations for site investigation or cleanup, or notification to or consent of any government agencies or third parties under any Environmental and Safety Requirements (including any so called "transaction-triggered" or "responsible property transfer" laws and regulations).

              (c) None of the following exists at any property or facility owned, occupied or operated by the Company or any of its Subsidiaries: (i) underground storage tanks; (ii) asbestos-containing material in any form or condition; (iii) materials or equipment containing polychlorinated biphenyls; or (iv) landfills, surface impoundments or other disposal areas.

              (d) Neither the Company nor any of its Subsidiaries nor any of their respective predecessors or affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled or released any substance (including any hazardous substance) or owned, occupied or operated any facility or property (and no such property or facility is contaminated by any such substance) in a manner that has given or could give rise to any liabilities (including any liability for response costs, corrective action costs, personal injury, natural resource damages, property damage or attorneys fees or any investigative, corrective or remedial obligations) pursuant to CERCLA or any other Environmental and Safety Requirements.

              (e) Neither the Company nor any of its Subsidiaries has, either expressly or by operation of law, assumed or undertaken any liability or corrective, investigatory or remedial obligation of any other Person relating to any Environmental and Safety Requirements.

              (f) The Company and each of its Subsidiaries have furnished to Buyer all environmental audits, reports and other material environmental documents in their possession, custody or control that relate to the Company and its Subsidiaries and any of their facilities.

      5.17 EMPLOYEES. The attached EMPLOYEES SCHEDULE correctly sets forth the name and current annual salary of each of the Company's and any of its Subsidiaries' employees receiving more than $50,000 in annual compensation and whether any employees are absent from active employment, including, but not limited to, leave of absence or disability. Except as set forth on the attached EMPLOYEES SCHEDULE, (a) neither the Company nor any of its Subsidiaries is aware that any executive or key employee of the Company or any of its Subsidiaries or any group of employees of the Company or any of its Subsidiaries have any plans to terminate employment with the Company or any of its Subsidiaries; (b) the Company and each of its Subsidiaries have complied with all laws relating to the employment of labor (including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other Taxes), and neither the Company nor any of its Subsidiaries is aware that it has any labor relations problems (including any union organization or decertification activities, threatened or actual strikes or work stoppages or material grievances); and (c) neither the Company or any of its Subsidiaries nor, to the best of the Company's and each Seller's knowledge, any of their respective employees are subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present or proposed business activities of the Company or any of its Subsidiaries, except for agreements between the Company or its Subsidiaries and their present and former employees. The EMPLOYEES SCHEDULE sets forth the bonuses paid and reasonably expected to be paid to the Company's and its Subsidiaries' officers and employees for the fiscal years ended December 31, 1998 and December 31, 1999.

      5.18    EMPLOYEE BENEFIT PLANS.

              (a) The attached EMPLOYEE BENEFITS SCHEDULE sets forth an accurate and complete list of each "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) and each other employee benefit plan, program or arrangement providing benefits to current or former employees (including any bonus plan, plan for deferred compensation, retirement, severance, sick leave, employee health or other welfare benefit plan or other arrangement), at any time maintained, sponsored, or contributed to by the Company, or with respect to which the Company has any liability or potential liability. Each such item listed on the attached EMPLOYEE BENEFITS SCHEDULE is referred to herein as a "PLAN."

              (b) The Company does not have any obligation to contribute to (or any other liability, including current or potential withdrawal liability, with respect to) any "Multiemployer plan" (as defined in Section 3(37) of ERISA) or any employee benefit plan which is a "defined benefit plan" (as defined in Section 3(35) of ERISA), whether or not terminated.

              (c) The Company does not have any obligation under any Plan or otherwise to provide medical, health, life insurance or other welfare-type benefits to current or future retired or terminated employees (except for limited continued medical benefit coverage required to be provided under
Section 4980B of the Code or as required under applicable state law).

              (d) Except as set forth on the EMPLOYEE BENEFITS SCHEDULE under the heading "Profit Sharing Plans," the Company does not maintain, contribute to or have any liability or potential liability under (or with respect to) any employee benefit plan which is a "defined contribution plan" (as defined in Section 3(34) of ERISA), whether or not terminated.

              (e) For purposes of this Section 5.18, the term "Company" includes all entities treated as a single employer with the Company pursuant to
Section 414 of the Code.

              (f) With respect to the Plans, all required or recommended (in accordance with historical practices) payments, premiums, contributions, reimbursements or accruals for all periods ending prior to or as of the Closing shall have been made or properly accrued on the Latest Balance Sheet. None of the Plans has any unfunded liabilities which are not reflected on the Latest Balance Sheet.

              (g) The Plans and all related trusts, insurance contracts and funds have been maintained, funded and administered in compliance in all material respects with their terms and with the applicable provisions of ERISA, the Code and other applicable laws. Neither the Company nor any trustee or administrator of any Plan has engaged in any transaction with respect to the Plans which would subject the Company or any trustee or administrator of the Plans, or any party dealing with any such Plan, nor do the transactions contemplated by this Agreement constitute transactions which would subject any such party, to either a civil penalty assessed pursuant to Section 502(i) of ERISA or the tax or penalty on prohibited transactions imposed by Section 4975 of the Code. No actions, suits or claims with respect to the assets of the Plans (other than routine claims for benefits) are pending or, to the Company's or any Seller's knowledge, threatened which could result in or subject the Company to any liability and there are no circumstances which would give rise to or be expected to give rise to any such actions, suits or claims. No liability to the Pension Benefit Guaranty Corporation or otherwise under Title IV of ERISA has been or could be incurred by the Company.

              (h)   Each of the Plans which is intended to be qualified under
Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service that such plan is qualified under Section 401(a) of the Code, and there are no circumstances which would adversely affect the qualified status of any such Plan.

                    (i) The Company has provided Buyer with true and complete copies of all documents pursuant to which the Plans are maintained, funded and administered, and the most recent annual reports (Form 5500 and attachments) for the Plans.

      5.19 INSURANCE. The attached INSURANCE SCHEDULE contains a description of each insurance policy maintained by the Company and its Subsidiaries with respect to its properties, assets and businesses setting forth the type of coverage, the annual premiums, deductibles and coverage amounts therefor and an indication whether such policy is on a "claims made" or "incurrence" basis, and each such policy is in full force and effect as of the Initial Closing. Neither the Company nor any of its Subsidiaries is in default with respect to its obligations under any insurance policy maintained by it, and neither the Company nor any of its Subsidiaries has been denied insurance coverage. The insurance coverage of the Company and its Subsidiaries is of a kind and type routinely carried by corporations of similar size engaged in similar lines of business. Except as set forth on the INSURANCE SCHEDULE, neither the Company nor any of its Subsidiaries have any self-insurance or co-insurance programs, and the reserves set forth on the Latest Balance Sheet are adequate (and the reserves to be set forth on the Company's books and records as of the Initial Closing will be adequate) to cover all anticipated liabilities with respect to any such self-insurance or co-insurance programs.

      5.20    TAX MATTERS.

              (a) The Company, each Subsidiary and each Affiliated Group has timely filed all Tax Returns required to be filed by it, each such Tax Return has been prepared in compliance with all applicable laws and regulations, and all such Tax Returns are true and accurate. All Taxes due and payable by the Company and its Subsidiaries have been paid and the Company and its Subsidiaries have withheld and paid over to the appropriate taxing authority all Taxes which they are required to withhold from amounts paid or owing to any employee, stockholder, creditor or other third party. All Taxes accrued but not yet due are accrued on the Latest Balance Sheet and will be accrued on the Closing Balance Sheet. The charges, accruals and reserves for Taxes with respect to the Company and each Subsidiary for any Tax period (or portion thereof) ending on or before the Initial Closing Date (excluding any provision for deferred income taxes) to be reflected on the Closing Balance Sheet will be adequate to cover such Taxes.

              (b)   Except as set forth on the attached TAXES SCHEDULE:

                           (i) neither the Company nor any of its Subsidiaries
has requested or been granted an extension of the time for filing any Tax Return which has not yet been filed;

                           (ii) neither the Company nor any of its Subsidiaries
has consented to extend to a date later than the date hereof the time in which any Tax may be assessed or collected by any taxing authority;

                           (iii) no deficiency or proposed adjustment which has
not been settled or otherwise resolved for any amount of Tax has been proposed, asserted or assessed by any taxing authority against the Company or any Subsidiary;

                           (iv) the Company's and its Subsidiaries' Tax returns
have never been audited and there is no action, suit, taxing authority proceeding or audit now in progress, pending or, to the Company's or any Seller's knowledge, threatened against or with respect to the Company or any Subsidiary;

                           (v) the Company does not reasonably expect any taxing
authority to claim or assess any amount of additional Taxes against the Company or any Subsidiary;

                           (vi) no claim has ever been made by a taxing
authority in a jurisdiction where the Company or any Subsidiary, respectively, does not file Tax Returns claiming that the Company or any Subsidiary, respectively, is or may be subject to Taxes assessed by such jurisdiction;

                           (vii) neither the Company nor any Subsidiary has made
any election under Section 341(f) of the Code (or any corresponding provision of state, local or foreign income Tax law);

                           (viii) there are no Liens for Taxes (other than for
current Taxes not yet due and payable) upon the assets of the Company or any of its Subsidiaries;

                           (ix) neither the Company nor any of its Subsidiaries
will be required (A) as a result of a change in method of accounting for a taxable period ending on or prior to the Initial Closing Date, to include any adjustment in taxable income for any taxable period (or portion thereof) ending after the Closing Date, (B) as a result of any "closing agreement," as described in Section 7121 of the Code (or any corresponding provision of state, local or foreign income Tax law), to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Initial Closing Date, (C) as a result of any sale reported on the installment method, to include in taxable income any amount from a sale in a taxable period ending on or prior to the Initial Closing Date, or (D) as a result of any prepaid amount received in a taxable period ending on or prior to the Closing Date, to include in taxable income such amount (or portion thereof) for any taxable period (or portion thereof) ending after the Initial Closing Date;

                           (x) neither the Company nor any of its Subsidiaries
is a party to or bound by any Tax allocation or Tax sharing agreement and has no current or potential contractual obligation to indemnify any other Person with respect to Taxes; and

                           (xi) Buyer will not be required to deduct and
withhold any amount pursuant to Section 1445(a) of the Code upon the transfer of any cash or property pursuant to this Agreement.

         5.21 BROKERAGE AND TRANSACTION BONUSES. Except for brokerage fees set forth on the attached BROKERAGE SCHEDULE, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement binding upon any Seller, the Company or any of its Subsidiaries. Except as set forth on the attached TRANSACTION BONUSES SCHEDULE, there are no special bonuses or other similar compensation payable to any employee of the Company or any of its Subsidiaries in connection with the transactions contemplated hereby. Sellers shall pay, and hold the Company, Buyer and its Affiliates harmless against, any liability, loss or expense (including reasonable attorneys' fees and out-of-pocket expenses) arising in connection with any such claim or special bonus or other similar compensation.

         5.22 BANK ACCOUNTS. The BANK ACCOUNT SCHEDULE attached hereto lists all of the Company's and its Subsidiaries' bank accounts (designating each authorized signatory and the level of each signatory's authorization).

         5.23 NAMES AND LOCATIONS. Except as set forth on the attached NAMES AND LOCATIONS SCHEDULE, during the five-year period prior to the execution and delivery of this Agreement, neither the Company nor any of its Subsidiaries or their respective predecessors has used any name or names under which it has invoiced account debtors, maintained records concerning its assets or otherwise conducted business. All of the tangible assets and properties of the Company and its Subsidiaries are located at the locations set forth on the NAMES AND LOCATIONS SCHEDULE.

         5.24 AFFILIATE TRANSACTIONS. Except as set forth on the attached AFFILIATED TRANSACTIONS SCHEDULE, no officer, director, shareholder, employee or Affiliate of the Company or any of its Subsidiaries or, to the Company's or any Seller's knowledge, any individual related by blood, marriage or adoption to any such individual or any entity in which any such Person or individual owns any beneficial interest, is a party to any agreement, contract, commitment or transaction with the Company or any of its Subsidiaries or has any interest in any property used by the Company or any of its Subsidiaries (including any Intellectual Property Rights). Neither the Company nor any of its Subsidiaries has paid any fees, expenses or costs of the type described in Section 8.6 below that are to be paid by Sellers pursuant to Section 8.6 below.

         5.25 SERVICE WARRANTIES. All services rendered by the Company or any of its Subsidiaries have been in conformity in all material respects with all applicable contractual commitments and all express and implied warranties, and neither the Company nor any of its Subsidiaries has any liability (and, to the Company's and each Seller's knowledge, there is no reasonable basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against it giving rise to any such liability) for curing or providing additional services or other damages in connection therewith in excess of any warranty reserve specifically established with respect thereto and included on the face of the Latest Balance Sheet (rather than the notes thereto) or to be included on the Closing Balance Sheet. No services rendered by the Company or any of its Subsidiaries are subject to any guaranty, warranty or other indemnity beyond the applicable standard terms and conditions of such sale (including as a result of any course of conduct between the Company or any of its Subsidiaries and any Person or as a result of any statements in any of the Company's or any of its Subsidiaries' service or promotional literature). The attached WARRANTY SCHEDULE includes copies of such standard terms and conditions of sale for the Company and its Subsidiaries (containing applicable guaranty, warranty and indemnity provisions). Neither the Company nor any of its Subsidiaries has been notified of any claims for (and neither the Company nor any Seller has any knowledge of any threatened claims for) any extraordinary warranty obligations or additional services relating to any of its services.

         5.26 CUSTOMERS AND SUPPLIERS. The CUSTOMERS AND SUPPLIERS SCHEDULE attached hereto sets forth (a) a list of the top twenty customers of the Company and its Subsidiaries (on a consolidated basis) (by volume of sales to such customers) and (b) a list of the top ten suppliers of the Company and its Subsidiaries (on a consolidated basis) (by volume of purchases from such suppliers), for the fiscal years ended December 31, 1998 and December 31, 1999, and, with respect to such customers, the committed volume of purchases by such customers for the fiscal years ending December 31, 1998 and December 31, 1999 and prices related thereto. Neither the Company nor any of its Subsidiaries has received any indication from any material customer of the Company or any of its Subsidiaries to the effect that, and neither the Company nor any of its Subsidiaries has any reason to believe that, such customer will stop, materially decrease the rate of, or materially change the terms (whether related to payment, price or otherwise) with respect to, buying products from the Company or any of its Subsidiaries (whether as a result of the consummation of the transactions contemplated hereby or otherwise). Neither the Company nor any of its Subsidiaries has received any indication from any material supplier to the Company or any of its Subsidiaries to the effect that, and neither the Company nor any of its Subsidiaries has any reason to believe that, such supplier will stop, materially decrease the rate of, or materially change the terms (whether related to payment, price or otherwise) with respect to, supplying materials, products or services to the Company or any of its Subsidiaries (whether as a result of the consummation of the transactions contemplated hereby or otherwise).

         5.27 DISCLOSURE. Neither this Article V or any of the Exhibits or Schedules attached hereto nor any of the written statements, documents, certificates or other items prepared and supplied to Buyer or its Affiliates by or on behalf of the Company or Sellers in connection with the transactions contemplated hereby, when taken together as a whole, contain any untrue statement of a material fact or omit a material fact necessary to make each statement contained herein or therein, in light of the circumstances in which they were made, not misleading. There is no fact which the Company has not disclosed to Buyer in writing and of which any of its shareholders, officers, directors or executive employees is aware which has had or would reasonably be expected to have a Material Adverse Effect.

                                   ARTICLE VI

                     REPRESENTATIONS AND WARRANTIES OF BUYER

         As an inducement to Sellers and the Company to enter into this Agreement and consummate the transactions contemplated hereby, Buyer hereby represents and warrants to Sellers and the Company as follows:

         6.1 ORGANIZATION AND POWER. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

         6.2 CAPITALIZATION. Immediately prior to the date hereof, the authorized capital stock of Buyer consists of 1,000,000 shares of common stock and 100,000 shares of Series Redeemable Preferred Stock, of which 440,927.25 shares of such common stock and 39,570.95 shares of Series A Redeemable Preferred Stock are issued and outstanding. All of such capital stock has been validly issued, is fully paid and nonassessable, and has not been issued in violation of any preemptive rights or rights of refusal. There are no voting trusts, proxies or any other agreements or understandings with respect to the voting of the capital stock of Buyer other than under the Stockholders Agreement. Buyer is not subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire or retire any shares of its capital stock other than under the Stockholders Agreement.

         6.3 AUTHORIZATION. The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by Buyer and no other corporate act or proceeding on the part of Buyer, its board of directors or stockholders is necessary to authorize the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Buyer and this Agreement constitutes a valid and binding obligation of Buyer, enforceable in accordance with its terms.

         6.4 NO VIOLATION. Buyer is not subject to nor obligated under its certificate of incorporation or by-laws, or any applicable law, rule or regulation of any governmental authority, or any agreement, instrument, license or permit, or subject to any order, writ, injunction or decree, which would be breached or violated by its execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

         6.5 GOVERNMENTAL AUTHORITIES AND CONSENTS. Except as set forth on the BUYER CONSENT SCHEDULE attached hereto and except as required pursuant to the HSR Act, no permit, consent, approval or authorization of, or declaration to or filing with, any governmental or regulatory authority or any other Person is required in connection with the execution, delivery or performance of this Agreement by Buyer or the consummation by Buyer of the transactions contemplated hereby.

         6.6 LITIGATION. There are no actions, suits, proceedings, orders or investigations pending or, to Buyer's knowledge, threatened against or affecting Buyer, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would adversely affect Buyer's performance under this Agreement or the consummation of the transactions contemplated hereby.

         6.7 BROKERAGE. Except as set forth on the BUYER BROKERAGE SCHEDULE, there are no claims for brokerage commissions, finders' fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Buyer.


                                   ARTICLE VII

                             [INTENTIONALLY OMITTED]



                                  ARTICLE VIII

                 ADDITIONAL AGREEMENTS; COVENANTS AFTER CLOSING

         8.1 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties in this Agreement and the Schedules and Exhibits attached hereto or in any writing delivered by any party to another party in connection with this Agreement shall survive the Initial Closing as follows:

                  (a) the representations and warranties in Section 5.15 (Compliance with Laws), Section 5.16 (Environmental and Safety Matters), Section
5.18 (Employee Benefits Plans) and Section 5.20 (Tax Matters) shall terminate when the applicable statutes of limitations with respect to the liabilities in question expire (after giving effect to any extensions or waivers thereof), PLUS thirty (30) days;

                  (b) the representations and warranties in Section 5.2 (Capital Stock and Related Matters; Title to Shares), Section 5.3 (Authorization; Noncontravention), Section 5.21 (Brokerage and Transaction Bonuses), Section 6.7 (Brokerage) and the last sentence of Section 6.3 (Authorization) shall not terminate; and

                  (c) all other representations and warranties in this Agreement and the Schedules and Exhibits attached hereto or in any writing delivered by any party to another party in connection with this Agreement shall terminate on the second anniversary of the Initial Closing; PROVIDED THAT any representation or warranty in respect of which indemnity may be sought under Section 8.2 below, and the indemnity with respect thereto, shall survive the time at which it would otherwise terminate pursuant to this Section 8.1 if notice of the inaccuracy or breach or potential inaccuracy or breach thereof giving rise to such right or potential right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time (regardless of when the Losses in respect thereof may actually be incurred). The representations and warranties in this Agreement and the Schedules and Exhibits attached hereto or in any writing delivered by any party to another party in connection with this Agreement shall survive for the periods set forth in this
Section 8.1 and shall in no event be affected by any investigation, inquiry or examination made for or on behalf of any party, or the knowledge of any party's officers, directors, stockholders, employees or agents or the acceptance by any party of any certificate or opinion hereunder. The parties acknowledge that indemnification hereunder with respect to the breach of any covenant or agreement contained herein, including any breach of any covenant or agreement contained in this Article VIII, shall not be subject to any time or other limitations.

         8.2 INDEMNIFICATION.

                  (a) INDEMNIFICATION BY THE PRINCIPAL STOCKHOLDERS. The Principal Stockholders agree to and shall jointly and severally indemnify Buyer and its Affiliates, stockholders, officers, directors, employees, agents, partners, representatives, successors and assigns (collectively, the "BUYER PARTIES") and save and hold each of them harmless against and pay on behalf of or reimburse such Buyer Parties as and when incurred for any loss, liability, demand, claim, action, cause of action, cost, damage, deficiency, Tax, penalty, fine or expense, whether or not arising out of third-party claims (including interest, penalties, reasonable attorneys' fees and expenses and all amounts paid in investigation, defense or settlement of any of the foregoing) (collectively, "LOSSES"), which any such Buyer Party may suffer, sustain or become subject to, as a result of, in connection with, relating or incidental to or by virtue of: (i) any breach by the Company or any Seller of any representation or warranty made by the Company or any Seller in this Agreement or any of the Schedules or Exhibits attached hereto, or in any of the certificates or other instruments or documents furnished by the Company pursuant to this Agreement; (ii) any nonfulfillment or breach of any covenant, agreement or other provision by the Company or any Seller under this Agreement or any of the Schedules and Exhibits attached hereto; (iii) any action, demand, proceeding, investigation or claim by any Person against or affecting the Company or any Buyer Party which, if successful, would give rise to or evidence the existence of or relate to a breach of any of the representations, warranties, covenants or agreements of the Company or any Seller under this Agreement; (iv) any Taxes of the Company or any of its Subsidiaries with respect to any Tax year or portion thereof ending on or before the Initial Closing Date as determined in accordance with Section 8.11 hereof; or (v) any of the matters set forth on the INDEMNIFICATION SCHEDULE attached hereto; PROVIDED THAT the Principal Stockholders shall not have any liability under clause (i) above (other than with respect to the representations and warranties contained in Section 5.2 (Capital Stock and Related Matters; Title to Shares), Section 5.3 (Authorization/ Noncontravention), Section 5.20 (Tax Matters), Section 5.21(Brokerage and Transaction Bonuses) and the last sentence of Section 5.24 (Affiliated Transactions)) unless the aggregate of all Losses relating thereto for which the Principal Stockholders would, but for this proviso, be liable exceeds on a cumulative basis an amount equal to $100,000 (and then the Principal Stockholders shall be liable for all such Losses in excess of the $100,000 deductible amount); and PROVIDED FURTHER that the Principal Stockholders' aggregate liability under clause (i) above (other than with respect to the representations and warranties contained in Section 5.2 (Capital Stock and Related Matters; Title to Shares), Section 5.3

(Authorization/Noncontravention), Section 5.20 (Tax Matters), Section 5.21 (Brokerage and Transaction Bonuses) and the last sentence of Section 5.24 (Affiliated Transactions)), shall in no event exceed the amount of the Purchase Price received by the Principal Stockholders and each Principal Stockholder's aggregate liability shall in no event exceed the amount of the Purchase Price received by such Principal Stockholder. Notwithstanding the foregoing, nothing in this Agreement (including this Section 8.2(a)) shall limit or restrict any of the Buyer Parties' right to maintain or recover any amounts in connection with any action or claim based upon fraudulent misrepresentation or deceit.

                  (b) INDEMNIFICATION BY BUYER. Buyer agrees to and shall indemnify the Principal Stockholders and hold each of them harmless against any Losses which the Principal Stockholders may suffer, sustain or become subject to, as the result of, in connection with, relating or incidental to or by virtue of the breach by Buyer of any representation, warranty, covenant or agreement made by Buyer in this Agreement.

                  (c) MANNER OF PAYMENT. Except as otherwise provided herein, any indemnification of the Buyer Parties or the Principal Stockholders pursuant to this Section 8.2 shall be effected by wire transfer of immediately available funds from the Principal Stockholders or Buyer, as the case may be, to an account designated by the applicable Buyer Party or the Principal Stockholders, as the case may be, within ten days after the determination thereof. Any such indemnification payments shall include interest at the Applicable Rate calculated on the basis of the actual number of days elapsed over 360, from the date any such Loss is suffered or sustained to the date of payment. Any amounts owing from the Principal Stockholders pursuant to this Section 8.2 shall first be made to the extent possible from the Escrow Funds (as defined in the Escrow Agreement) in the Escrow Account (as defined in the Escrow Agreement) and thereafter shall be made directly by the Principal Stockholders (i) in accordance with the terms of this Section 8.2(c) and/or (ii) at the option of Buyer, by delivery by the Principal Stockholders to Buyer of a certificate or certificates representing Executive Securities having an aggregate value (based on the cost of such shares to the Principal Stockholders as of the Initial Closing), equal to the amounts owing, duly endorsed in blank or accompanied by duly executed stock powers); PROVIDED THAT amounts (if any) owing from Sellers to any Buyer Party pursuant to Section 2.3 above shall be made from the Escrow Funds only with the prior written consent of Buyer. The Buyer Parties shall be entitled to (but shall not be required to) set-off any amounts due or payable to any of the Buyer Parties by the Principal Stockholders pursuant to this Section
8.2 against any amounts otherwise due and payable by any of the Buyer Parties or any of their Affiliates to the Principal Stockholders (including any amounts payable by Buyer in respect of its capital stock). All indemnification payments under this Section 8.2 shall be deemed adjustments to the Purchase Price set forth in Section 2.3(a) above.

                  (d) DEFENSE OF THIRD-PARTY CLAIMS. Any Person making a claim for indemnification under this Section 8.2 (an "INDEMNITEE") shall notify the indemnifying party (an "INDEMNITOR") of the claim in writing promptly after receiving written notice of any action, lawsuit, proceeding, investigation or other claim against it (if by a third party), describing the claim, the amount thereof (if known and quantifiable) and the basis thereof; PROVIDED THAT the failure to so notify an Indemnitor shall not relieve the Indemnitor of its obligations hereunder except to the extent that (and only to the extent that) such failure shall have caused the damages for which the Indemnitor is obligated to be greater than such damages would have been had the Indemnitee given the Indemnitor prompt notice hereunder. Any Indemnitor shall be entitled to participate in the defense of such action, lawsuit, proceeding, investigation or other claim giving rise to an Indemnitee's claim for indemnification at such Indemnitor's expense, and at its option (subject to the limitations set forth below) shall be entitled to assume the defense thereof by appointing a recognized and reputable counsel acceptable to the Indemnitee to be the lead counsel in connection with such defense; PROVIDED THAT prior to the Indemnitor assuming control of such defense it shall first (i) verify to the Indemnitee in writing that such Indemnitor shall be fully responsible (with no reservation of any rights) for all liabilities and obligations relating to such claim for indemnification (without regard to any dollar limitations otherwise set forth herein) and that it shall provide full indemnification (whether or not otherwise required hereunder) to the Indemnitee with respect to such action, lawsuit, proceeding, investigation or other claim giving rise to such claim for indemnification hereunder and (ii) enter into an agreement with the Indemnitee in form and substance satisfactory to the Indemnitee which agreement unconditionally guarantees the payment and performance of any liability or obligation which may arise with respect to such action, lawsuit, proceeding, investigation or facts giving rise to such claim for indemnification hereunder; and PROVIDED FURTHER, that:

                           (i) the Indemnitee shall be entitled to participate
in the defense of such claim and to employ counsel of its choice for such purpose; PROVIDED THAT the fees and expenses of such separate counsel shall be borne by the Indemnitee (other than any fees and expenses of such separate counsel that are incurred prior to the date the Indemnitor effectively assumes control of such defense which, notwithstanding the foregoing, shall be borne by the Indemnitor, and except that the Indemnitor shall pay all of the fees and expenses of such separate counsel if the Indemnitee has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnitor and the Indemnitee);

                           (ii) the Indemnitor shall not be entitled to assume
control of such defense (unless otherwise agreed to in writing by the Indemnitee) and shall pay the fees and expenses of counsel retained by the Indemnitee if (1) the claim for indemnification relates to or arises in connection with any criminal or quasi-criminal proceeding, action, indictment, allegation or investigation; (2) the Indemnitee reasonably believes an adverse determination with respect to the action, lawsuit, investigation, proceeding or other claim giving rise to such claim for indemnification would be detrimental to or injure the Indemnitee's reputation or future business prospects; (3) the claim seeks an injunction or equitable relief against the Indemnitee; (4) the Indemnitee has been advised by counsel that a reasonable likelihood exists of a conflict of interest between the Indemnitor and the Indemnitee; (5) the claim involves environmental matters in which case the Indemnitee shall have sole control and management authority over the resolution of such claim (including hiring legal counsel and environmental consultants, conducting environmental investigations and cleanups, negotiating with governmental agencies and third parties and defending or settling claims and actions); PROVIDED THAT the Indemnitee shall keep the Indemnitor apprised of any major developments relating to any environmental claim; or (6) upon petition by the Indemnitee, the appropriate court rules that the Indemnitor failed or is failing to vigorously prosecute or defend such claim; and

                           (iii) if the Indemnitor shall control the defense of
any such claim, the Indemnitor shall obtain the prior written consent of the Indemnitee before entering into any settlement of a claim or ceasing to defend such claim if, pursuant to or as a result of such settlement or cessation, injunctive or other equitable relief will be imposed against the Indemnitee or if such settlement does not expressly and unconditionally release the Indemnitee from all liabilities and obligations with respect to such claim, without prejudice.

                  (e) CERTAIN WAIVERS; ETC. Each Seller hereby agrees that he shall not make any claim for indemnification against Buyer, the Company or any of their respective Affiliates by reason of the fact that such Seller is or was a shareholder, director, officer, employee or agent of the Company or any of its Affiliates or is or was serving at the request of the Company or any of its Affiliates as a partner, trustee, director, officer, employee or agent of another entity (whether such claim is for judgments, damages, penalties, fines, costs, amounts paid in settlement, losses, expenses or otherwise and whether such claim is pursuant to any statute, charter document, bylaw, agreement or otherwise) with respect to any action, suit, proceeding, complaint, claim or demand brought by any of the Buyer Parties against such Seller pursuant to this Agreement or applicable law or otherwise, and each Seller hereby acknowledges and agrees that he shall not have any claim or right to contribution or indemnity from the Company or any of its Affiliates with respect to any amounts paid by him pursuant to this Agreement or otherwise. Effective upon the Initial Closing, each Seller hereby irrevocably waives, releases and discharges the Company and its Affiliates from any and all liabilities and obligations to it or him of any kind or nature whatsoever, whether in his capacity as a shareholder, officer or director of the Company or any of its Affiliates or otherwise (including in respect of any rights of contribution or indemnification, but excluding compensation otherwise payable as an employee of the Company or any of its Subsidiaries for periods after the Company's last regularly scheduled pay period), in each case whether absolute or contingent, liquidated or unliquidated, known or unknown, and whether arising under any agreement or understanding (other than this Agreement and any of the other agreements executed and delivered in connection herewith) or otherwise at law or equity, and each Seller agrees that he shall not seek to recover any amounts in connection therewith or thereunder from the Company or any of its Affiliates. In no event shall the Company or any of its Affiliates have any liability whatsoever to any Seller for any breaches of the representations, warranties, agreements or covenants of the Company hereunder, and each Seller agrees not to seek contribution from the Company or any of its Affiliates in respect of any payments required to be made by Seller pursuant to this Agreement.

         8.3 MUTUAL ASSISTANCE. Buyer, the Company and Sellers agree that they will mutually cooperate in the expeditious filing of all notices, reports and other filings with any governmental authority required to be submitted jointly by the Company and Buyer in connection with the execution and delivery of this Agreement and/or the other agreements contemplated hereby and the consummation of the transactions contemplated hereby or thereby.

         8.4 NON-COMPETITION; NON-SOLICITATION.

                  (a) Each Restricted Stockholder hereby acknowledges that he is familiar with the Company's and its Subsidiaries' trade secrets and with other Confidential Information. Each Restricted Stockholder acknowledges and agrees that the Company and its Subsidiaries would be irreparably damaged if he were to provide services to or otherwise participate in the business of any Person competing with the Company in a similar business and that any such competition by such Restricted Stockholder would result in a significant loss of goodwill by the Company and its Subsidiaries. Each Restricted Stockholder further acknowledges and agrees that the covenants and agreements set forth in this
Section 8.4 were a material inducement to Buyer to enter into this Agreement and to perform its obligations hereunder, and that Buyer and its stockholders would not obtain the benefit of the bargain set forth in this Agreement as specifically negotiated by the parties hereto if such Restricted Stockholder breached the provisions of this Section 8.4. Therefore, in further consideration of the amounts to be paid hereunder for the Shares and the goodwill of the Company sold by such Restricted Stockholder, each Restricted Stockholder agrees that until the fifth anniversary of the Initial Closing, such Restricted Stockholder shall not (and such Restricted Stockholder shall cause his Affiliates not to) directly or indirectly own any interest in, manage, control, participate in (whether as an officer, director, employee, partner, agent, representative or otherwise), consult with, render services for, or in any other manner engage anywhere in the Restricted Territories in any business engaged directly or indirectly in the engineering, consulting, development, installation, maintenance and removal of telecommunication network systems and equipment, including premise wiring; PROVIDED THAT nothing herein shall prohibit such Restricted Stockholder or his Affiliates from being a passive owner of not more than 2% of the outstanding stock of any class of a corporation which is publicly traded so long as none of such Persons has any active participation in the business of such corporation. For purposes of this Agreement, "RESTRICTED TERRITORIES" shall mean the United States of America. Each Restricted Stockholder acknowledges that the Company's business has been conducted or is presently proposed to be conducted throughout the Restricted Territories and that the geographic restrictions set forth above are reasonable and necessary to protect the goodwill of the Company's and its Subsidiaries' business being acquired by Buyer pursuant to this Agreement.

                  (b) No Restricted Stockholder shall (and each Restricted Stockholder shall cause his Affiliates not to) directly, or indirectly through another Person, (i) induce or attempt to induce any employee of the Company or any of its Subsidiaries or Affiliates to leave the employ of the Company or any of its Subsidiaries or Affiliates, or in any way interfere with the relationship between the Company or any of its Subsidiaries or Affiliates and any employee thereof, (ii) hire any person who was an employee of the Company or any of its Subsidiaries or Affiliates at any time during the six-month period immediately prior to the date on which such hiring would take place (it being conclusively presumed by the parties so as to avoid any disputes under this Section 8.4(b) that any such hiring within such six-month period is in violation of clause (i) above), or (iii) for so long as such Restricted Stockholder has continuing obligations under Section 8.4(a) above, call on, solicit or service any customer, supplier, licensee, licensor or other business relation of the Company or any of its Subsidiaries or Affiliates in order to induce or attempt to induce such Person to cease doing business with the Company or any of its Subsidiaries or Affiliates, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation and the Company or any of its Subsidiaries or Affiliates (including making any negative statements or communications about the Company or any of its Subsidiaries or Affiliates).

                  (c) If, at the time of enforcement of the covenants contained in this Section 8.4 (the "RESTRICTIVE COVENANTS"), a court shall hold that the duration, scope or area restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope or area reasonable under such circumstances shall be substituted for the stated duration, scope or area and that the court shall be allowed and directed to revise the restrictions contained herein to cover the maximum period, scope and area permitted by law. Each Restricted Stockholder acknowledges and agrees that he has consulted with legal counsel regarding the Restrictive Covenants and based on such consultation has determined and hereby acknowledges that the Restrictive Covenants are reasonable in terms of duration, scope and area restrictions and are necessary to protect the goodwill of the Company's and its Subsidiaries' business and the substantial investment in the Company and its Subsidiaries made by Buyer hereunder. Each Restricted Stockholder further acknowledges and agrees that the Restrictive Covenants are being entered into by him in connection with the sale by such Restricted Stockholder of the portion of the Shares owned by him and the sale by the Restricted Stockholder and the other Sellers of the goodwill of the Company's business pursuant to this Agreement and not directly or indirectly in connection with such Restricted Stockholder's employment or other relationship with the Company.

                  (d) If any Restricted Stockholder or any of his Affiliates breaches, or threatens to commit a breach of, any of the Restrictive Covenants, the Company shall have the following rights and remedies, each of which rights and remedies shall be independent of the others and severally enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Company or its Affiliates at law or in equity:

                           (i) the right and remedy to have the Restrictive
Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company; and

                           (ii) the right and remedy to require each Restricted
Stockholder to account for and pay over to the Company any profits, monies, accruals, increments or other benefits derived or received by such Restricted Stockholder as the result of any transactions constituting a breach by such Restricted Stockholder of the Restrictive Covenants.

                           (iii) In the event of any breach or violation by any
Restricted Stockholder of any of the Restrictive Covenants, the time period of such covenant shall be tolled until such breach or violation is resolved.

         8.5 PRESS RELEASE AND ANNOUNCEMENTS. Unless required by law (in which case each of Buyer and the Company agree to use reasonable efforts to consult with the other party prior to any such disclosure as to the form and content of such disclosure), after the date hereof and through and including the Initial Closing Date, no press releases, announcements to the employees, customers or suppliers of the Company or any of its Subsidiaries or other releases of information related to this Agreement or the transactions contemplated hereby will be issued or released without the consent of each of Buyer and the Company. After the Initial Closing, Buyer and the Company may issue any such releases of information without the consent of any other party hereto.

         8.6 EXPENSES. Except as otherwise provided herein, Sellers and Buyer shall pay all of their own respective fees, costs and expenses (including fees, costs and expenses of legal counsel, investment bankers, brokers or other representatives and consultants and appraisal fees, costs and expenses) incurred in connection with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby. In addition, Sellers shall pay all fees, costs and expenses of the Company incurred in connection with the negotiation of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby, and the Company shall not pay any fees, costs or expenses (including legal and accounting fees, costs and expenses) arising in connection with the transactions contemplated hereby if the transactions are consummated. Notwithstanding the foregoing, if Buyer abandons the transaction contemplated hereunder as a result of (i) a material breach of any representation, or warranty or covenant set forth herein by the Company or any Seller, (ii) any material misrepresentation of fact made in writing by the Company or any Seller, the Company shall promptly reimburse Buyer for all of its reasonable out-of-pocket costs, including the reasonable fees and expenses of Buyer and Buyer's advisors. Damages suffered by Buyer for a breach of this Agreement shall in no way be limited by the amounts described in this Section 8.6.

         8.7 SPECIFIC PERFORMANCE. The Company, Sellers and Buyer acknowledge and agree that the other parties would be damaged irreparably in the event any of the provisions of this Agreement is not performed in accordance with its specific terms or is otherwise breached. Accordingly, the Company, Sellers and Buyer agree that the other parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court in the United States or in any state having jurisdiction over the parties and the matter in addition to any other remedy to which they may be entitled pursuant hereto.

         8.8 ARBITRATION PROCEDURE.

                  (a) Buyer and Sellers agree that the arbitration procedure set forth below shall be the sole and exclusive method for resolving and remedying claims for money damages arising out of the provisions this Article VIII (the "DISPUTES") following the Closing; PROVIDED THAT nothing in this
Section 8.8 shall prohibit a party hereto from instituting litigation to enforce any Final Determination (as defined below). The parties hereby acknowledge and agree that, except as otherwise provided in this Section 8.8 or in the Rules for Non-Administered Arbitration of Business Disputes (the "RULES") promulgated by the Center for Public Resources Institute for Dispute

Resolutions (the "INSTITUTE") as in effect from time to time, the arbitration procedures and any Final Determination hereunder shall be governed by, and shall be enforced pursuant to, the United States Arbitration Act, 9 U.S.C.
Section 1 ET. SEQ.

                  (b) In the event that any party asserts that there exists a Dispute, such party shall deliver a written notice to each other party involved therein specifying the nature of the asserted Dispute and requesting a meeting to attempt to resolve the same. If no such resolution is reached within ten business days after the delivery of such notice, the party delivering such notice of Dispute (the "DISPUTING PERSON") may thereafter commence arbitration hereunder by delivering to each other party involved therein a notice of arbitration (a "NOTICE OF ARBITRATION"). Such Notice of Arbitration shall specify the nature of any Dispute and any other matters required by the Rules as in effect from time to time to be included therein. The Arbitrator shall permit and facilitate such discovery as the party initiating such claim shall reasonably request. Buyer and the Seller Representative (on behalf of Sellers) shall mutually agree upon one arbitrator to resolve any Dispute pursuant to the procedures set forth in this Section 8.8 and the Rules.

                  (c) The arbitrator selected pursuant to Section 8.8(b) will determine the allocation of the costs and expenses of arbitration based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party. For example, if Buyer submits a claim for $1,000 and if Sellers contest only $500 of the amount claimed by Buyer, and if the arbitrator ultimately resolves the dispute by awarding Buyer $300 of the $500 contested, then the costs and expenses of arbitration will be allocated 60% (i.e., 300 DIVIDED BY 500) to Sellers and 40% (i.e., 200 DIVIDED BY 500) to Buyer.

                  (d) The arbitration shall be conducted in Miami, Florida under the Rules as in effect from time to time. The arbitrator shall conduct the arbitration so that a final result, determination, finding, judgment and/or award (the "FINAL DETERMINATION") is made or rendered as soon as practicable, but in no event later than 90 business days after the delivery of the Notice of Arbitration nor later than 10 days following completion of the arbitration. The Final Determination shall be final and binding on all parties and there shall be no appeal from or reexamination of the Final Determination, except for fraud, perjury, evident partiality or misconduct by an arbitrator prejudicing the rights of any party and to correct manifest clerical errors.

                  (e) Buyer or Sellers may enforce any Final Determination in any state or federal court of competent jurisdiction. For the purpose of any action or proceeding instituted with respect to any Final Determination, each party hereto hereby irrevocably submits to the jurisdiction of such courts, irrevocably consents to the service of process by registered mail or personal service and hereby irrevocably waives, to the fullest extent permitted by law, any objection which it may have or hereafter have as to personal jurisdiction, the laying of the venue of any such action or proceeding brought in any such court and any claim that any such action or proceeding brought in any court has been brought in an inconvenient forum.

         8.9 FURTHER ASSURANCES. In the event that at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties hereto will take such further action (including the execution and delivery of such further instruments and documents) as any other party hereto reasonably may request. Sellers acknowledge and agree that, from and after the Initial Closing, Buyer will be entitled to possession of all documents, books, records (including Tax records), agreements and financial data of any sort relating to the Company and its Subsidiaries. No Seller shall in any manner take any action which is designed, intended or might be reasonably anticipated to have the effect of discouraging customers, suppliers, lessors, licensors and other business associates from maintaining the same business relationships with the Company and its Affiliates at any time after the date of this Agreement as were maintained with the Company and its Affiliates prior to the date of this Agreement.

         8.10 CONFIDENTIALITY. Each Seller agrees not to disclose or use at any time (and shall cause each of his Affiliates not to use or disclose at any time) any Confidential Information, except to the extent that such disclosure or use is directly related to and required by the performance of such Seller's duties to the Company or its Subsidiaries as an officer or employee. Each Seller further agrees to take all appropriate steps (and to cause each of his Affiliates to take all appropriate steps) to safeguard such Confidential Information and to protect it against disclosure, misuse, espionage, loss and theft. In the event one or more Sellers or any of their Affiliates are required by law to disclose any Confidential Information, such Seller(s) shall promptly notify Buyer in writing, which notification shall include the nature of the legal requirement and the extent of the required disclosure, and such Seller(s) shall cooperate with Buyer and the Company to preserve the confidentiality of such information consistent with applicable law.

         8.11 TAX MATTERS.

                  (a) TAX PERIODS ENDING ON OR BEFORE THE CLOSING DATE. Sellers shall prepare or cause to be prepared and file or cause to be filed all Tax Returns for the Company for all periods ending on or prior to the Initial Closing Date or for which the date of measurement for such Tax occurs prior to the Initial Closing Date which are filed after the Initial Closing Date. All such Tax Returns shall be prepared in accordance with past practice insofar as they relate to the Company. Sellers shall permit Buyer to review and comment on each such Tax Return prior to filing. Sellers shall reimburse Buyer for Taxes of Sellers and the Company with respect to such periods within fifteen (15) days prior to any payment by Buyer or the Company of such Taxes to the extent such Taxes are not accrued as a liability on the Closing Balance Sheet and used to determine the Purchase Price pursuant to Section 2.3.

                  (b) TAX PERIODS BEGINNING BEFORE AND ENDING AFTER THE INITIAL CLOSING DATE. Buyer shall prepare or cause to be prepared and file or cause to be filed any Tax Returns of the Company for Tax periods which begin before the Initial Closing Date and end after the Initial Closing Date ("STRADDLE TAX RETURNS"). Buyer shall permit Sellers to review and comment on each such Tax Return prior to filing. Any portion of any Tax which must be paid in connection with the filing of a Straddle Tax Return, to the extent attributable to any period or portion of a period ending on or before the Initial Closing Date, shall be referred to herein as "PRE-CLOSING TAXES." Sellers shall pay to Buyer an amount equal to the Pre-Closing Taxes due with any Straddle Tax Returns (to the extent such Taxes are not accrued as a liability on the Closing Balance Sheet used to determine the Purchase Price pursuant to
Section 2.3) at least ten (10) days before Buyer is required to cause to be paid the related Tax liability. Where the Pre-Closing Taxes involve a period which begins before and ends after the Initial Closing Date, such Pre-Closing Taxes shall be calculated as though the taxable year of the Company terminated as of the close of business on the Initial Closing Date; PROVIDED, HOWEVER, that in the case of a tax not based on income, receipts, proceeds, profits or similar items, Pre-Closing Taxes shall be equal to the amount of tax for the taxable period multiplied by a fraction, the numerator of which shall be the number of days from the beginning of the taxable period through the Initial Closing Date and the denominator of which shall be the number of days in the taxable period. All determinations necessary to give effect to the foregoing allocations shall be made in a manner consistent with prior practice of the Company.

                  (c) COOPERATION ON TAX MATTERS.

                           (i) Sellers, the Company and Buyer shall cooperate
fully, as and to the extent reasonably requested by the other party, in connection with the filing of Tax Returns pursuant to this Section 8.11 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include signing any Tax Return, amended Tax Returns, claims or other documents necessary to settle any Tax controversy, the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. Sellers agree to retain all books and records with respect to Tax matters pertinent to the Company relating to any taxable period beginning before the Initial Closing Date until the expiration of the statute of limitations (and, to the extent notified by Buyer, any extensions thereof) of the respective taxable periods, and to abide by all record retention agreements entered into with any taxing authority and to give Buyer reasonable written notice prior to transferring, destroying or discarding any such books and records and, if the other party so requests, Buyer shall allow Sellers to take possession of such books and records.

                           (ii) Buyer shall have the right to participate in
any Tax proceeding related to a pre-Closing Tax year of the Company which may have the effect of increasing Buyer's or the Company's Tax liability for any Tax period ending after the Initial Closing, and no Seller shall settle or compromise any such proceeding without Buyer's prior written consent; PROVIDED HOWEVER, Buyer hereby agrees to consent if Sellers fully indemnify Buyer for any increase in Buyer's or the Company's Tax liability.

                           (iii) Buyer and Sellers further agree, upon
request by the other, to use their best efforts to obtain any certificate or other document from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including, but not limited to, with respect to the transactions contemplated hereby).

                           (iv) Without the prior written consent (which
shall not be unreasonably withheld) of Buyer, neither any Seller nor the Company shall make or change any election, change an annual accounting period, file any amended Tax Return, enter into any closing agreement, settle any Tax claim or assessment relating to the Company, surrender any right to claim a refund of Taxes, or take any other similar action, or omit to take any action relating to the filing of any Tax Return or the payment of any Tax, if such action or omission would have the effect of increasing the present or future Tax liability or decreasing any present or future Tax asset of the Company, Buyer or any Affiliate of Buyer. Each Seller shall notify Buyer of any consent to any extension or waiver of the limitation period applicable to any Tax claim or assessment relating to the Company within fifteen (15) days of making such consent or waiver.

         8.12 MINORITY OWNED SUBSIDIARY. Within 180 days after the Initial Closing Date, the Company shall: (i) create a wholly-owned corporate subsidiary ("NEWCO"), (ii) contribute the assets and liabilities (and properly assign any contracts or agreements, without violation of any assignment provisions thereof) relating to the Company's business as a minority owned company to Newco as a capital contribution, (iii) file for certification of Newco as a minority owned business with the appropriate certification agency or agencies in order to continue the business of a minority owned company previously conducted by the Company, (iv) sell shares of voting common stock and non-voting common stock of Newco to Ismael Perera and Jordan such that Ismael Perera and Larry Jordan own approximately 49% and 2%, respectively of the outstanding voting common stock of Newco and approximately 39% and 1% of the total outstanding common stock, (v) enter into a stockholders agreement of Newco by and among Ismael Perera, Jordan and the Company containing restrictions on transfer of Newco's capital stock and provisions regarding the repurchase of Newco's capital stock upon the death or disability of Ismael Perera or Jordan. Neither the Company nor any of the Sellers has made any representation or warranty as to the effect of the consummation of any of the transactions contemplated by this Agreement, including without limitation, the acquisition of the Company's stock at the Initial Closing and the Second Closing, and transactions described in this
Section 8.12, on the Company's status as a minority-owned business enterprise. Buyer acknowledges and agrees that neither the Company nor any of the Sellers shall be liable to Buyer, by way of indemnity or otherwise, for any damages or losses suffered by the Company or Buyer as a result of a change in or loss of the Company's status as a minority-owned business enterprise resulting from or arising, directly or indirectly, out of the consummation of any of the transactions contemplated by this Agreement, including without limitation, the acquisition of the Company's stock at the Initial Closing and the Second Closing, and transactions described in this
Section 8.12, and Buyer hereby accepts and assumes in full the risk of any such change in or loss of the Company's status as a minority-owned business enterprise as a result of the transactions contemplated. The parties understand and agree, however, that the foregoing two sentences shall in no way affect the Company's and the Sellers' representations and warranties regarding the Company's status as a minority-owned business enterprise immediately prior to the sale of the Shares at the Closing as contemplated hereunder.

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 AMENDMENT AND WAIVER. This Agreement may be amended, and any provision of this Agreement may be waived; PROVIDED THAT any such amendment or waiver will be binding upon the Company, prior to the Initial Closing, and Sellers only if such amendment or waiver is set forth in a writing executed by the Principal Stockholders, and any such amendment or waiver will be binding upon the Company, after the Initial Closing, and Buyer only if such amendment or waiver is set forth in a writing executed by Buyer or the Company, as the case may be. No course of dealing between or among any Persons having any interest in this Agreement shall be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Person under or by reason of this Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions, whether or not similar, nor shall any waiver constitute a continuing waiver.

         9.2 NOTICES. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when personally delivered, sent by telecopy (with hard copy to follow) or sent by reputable overnight express courier (charges prepaid), or (ii) five days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing, notices, demands and communications to Sellers, the Company and Buyer shall be sent to the addresses indicated below:

NOTICES TO THE SELLERS:

Telpro Technologies, Inc.
3000 Executive Parkway, Suite 225
San Ramon, CA 94583
Attn: Larry Jordan
Fax: (925) 277-9022

WITH A COPY TO (WHICH SHALL NOT CONSTITUTE
NOTICE TO THE SELLERS):

Morgan, Miller & Blair
1676 North California Blvd., Suite 200
Walnut Creek, CA 94596-3600
Attn: George S. Cabot
Fax: (925) 943-1106

NOTICES TO THE COMPANY AND BUYER:

Linc.net, Inc.
781 Crandon Blvd.
Suite 1801
Key Biscayne, FL 33149
Attn: Ismael Perera
Fax: (305) 365-7289

WITH COPIES TO (WHICH SHALL NOT CONSTITUTE NOTICE TO THE COMPANY OR BUYER):

First Chicago Equity Capital
55 West Monroe
16th Floor
Chicago, IL 60670
Attn:  Burton E. McGillivray
Fax: (312) 732-7483

Kirkland & Ellis
200 East Randolph
Chicago, IL 60601
Attn:    Ted H. Zook
         E. Paul Quinn
Fax:    (312) 861-2200

Saunders Karp & Megrue, L.P.
262 Harbor Drive
Stamford, CT 06902
Attn:    Timothy B. Armstrong
Fax:     (203) 708-6677



         9.3 SUCCESSORS AND ASSIGNS. This Agreement and all of the covenants and agreements contained herein and rights, interests or obligations hereunder, by or on behalf of any of the parties hereto, shall bind and inure to the benefit of the respective heirs, successors and assigns of the parties hereto whether so expressed or not, except that neither this Agreement nor any of the covenants and agreements herein or rights, interests or obligations hereunder may be assigned or delegated by Sellers prior to or after the Initial Closing, or assigned or delegated by the Company prior to the Initial Closing, without the prior written consent of Buyer. Buyer may assign its rights and obligations hereunder (including its right to purchase the Shares), in whole or in part, to any of its Affiliates without the consent of any of the other parties hereto. In addition, Buyer may assign its rights and obligations pursuant to this Agreement, including its rights and obligations under the Escrow Agreement, in whole or in part, in connection with any disposition or transfer of all or any portion of the Company or any of its Subsidiaries or their respective businesses in any form of transaction without the consent of any of the other parties hereto. Buyer and, following the Initial

Closing, the Company and its Subsidiaries may assign any or all of its rights pursuant to this Agreement, including its rights to indemnification, to any of its lenders as collateral security.

         9.4 SEVERABILITY. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         9.5 INTERPRETATION. The headings and captions used in this Agreement, in any Schedule or Exhibit hereto, in the table of contents or in any index hereto are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement or any Schedule or Exhibit hereto, and all provisions of this Agreement and the Schedules and Exhibits hereto shall be enforced and construed as if no caption or heading had been used herein or therein. Any capitalized terms used in any Schedule or Exhibit attached hereto and not otherwise defined therein shall have the meanings set forth in this Agreement. Each defined term used in this Agreement shall have a comparable meaning when used in its plural or singular form. The use of the word "including" herein shall mean "including without limitation" and, unless the context otherwise required, "neither," "nor," "any," "either" and "or" shall not be exclusive. The parties hereto intend that each representation, warranty and covenant contained herein shall have independent significance. If any party has breached any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which such party has not breached shall not detract from or mitigate the fact that such party is in breach of the first representation, warranty or covenant. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

         9.6 CAPTIONS. The captions used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement shall be enforced and construed as if no caption had been used in this Agreement.

         9.7 NO THIRD-PARTY BENEFICIARIES. Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any Person other than the parties hereto and their respective permitted successors and assigns, any rights or remedies under or by reason of this Agreement, such third parties specifically including employees and creditors of the Company.

         9.8 COMPLETE AGREEMENT. This Agreement and the agreements and documents referred to herein contain the entire agreement and understanding between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings (including without limitation that certain letter of intent dated August 27, 1999, between Buyer and the Company), whether written or oral, relating to such subject matter in any way.

         9.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts (including by means of telecopied signature pages), all of which taken together shall constitute one and the same instrument.

         9.10 DELIVERY BY FACSIMILE. This Agreement and any signed agreement or instrument entered into in connection with this Agreement, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract and each such party forever waives any such defense.

         9.11 GOVERNING LAW. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal law of the State of California without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of California.

         9.12 SCHEDULES. Nothing in any schedule attached hereto shall be adequate to disclose an exception to a representation or warranty made in this Agreement unless such schedule identifies the exception with particularity and describes the relevant facts in reasonable detail. Without limiting the generality of the foregoing, the mere listing (or inclusion of a copy) of a document or other item shall not be adequate to disclose an exception to a representation or warranty made in this Agreement, unless the representation or warranty has to do with the existence of the document or other item itself. No exceptions to any representations or warranties disclosed on one schedule shall constitute an exception to any other representations or warranties made in this Agreement unless the exception is disclosed as provided herein on each such other applicable schedule or cross referenced in such other applicable section or schedule.

         9.13 ATTORNEY'S FEES. In the event any attorney is employed by any party to this Agreement with regard to any legal action, arbitration or other proceeding brought by any party for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, then the party or parties prevailing in such proceeding, whether at trial or, arbitration or other proceeding, shall be entitled to recover reasonable attorneys' fees and other costs and expenses incurred, in addition to any other relief to which it may be entitled.

                              *    *    *    *    *

                  IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement on the date first written above.

                                            LINC.NET, INC.

                                            By:_________________________________
                                            Name:
                                            Title:


                                            TELPRO TECHNOLOGIES, INC.

                                            By:_________________________________
                                            Name:
                                            Title:


                                            ____________________________________
                                            Larry Jordan


                                            WAYNE E. JENSEN & LENORE C. JENSEN
                                            FAMILY TRUST


                                            By:_________________________________
                                            Its: Trustee


                                            ____________________________________
                                            Gary Keck


                                            ____________________________________
                                            Mark Carlson


                                            ____________________________________
                                            Ivan James


                                            ____________________________________
                                            Lynn Erickson

                                            ____________________________________
                                            Jon Hunt


                                            ____________________________________
                                            Dan Lyons


                                            EAGELSTON FAMILY TRUST
                                            Dated July 2, 1996


                                            By:_________________________________
                                            Its: Trustee


                                            ____________________________________
                                            Kenneth Pierce


                                            ____________________________________
                                            Les Minter


                                            ____________________________________
                                            David Seamans


                                            ____________________________________
                                            Valerie White


                                            ____________________________________
                                            Walt Laster


                                            ____________________________________
                                            Gerald Gauer


                                            ____________________________________
                                            Allen Carter


                                            ____________________________________
                                            Larry Cook

                                            ____________________________________
                                            Wayne E. Jensen

                                                SCHEDULE OF SELLERS

                                                      Number and
                                                   Class (A or B) of       Number and
                                 Number and        Shares to be Sold    Class (A or B) of    Gross Proceeds
                              Class (A or B) of     and Exchanged to      Shares to be        of Estimated
           Name                 Shares Owned             Buyer           Sold to Telpro      Purchase Price
           ----               -----------------    -----------------    -----------------    --------------

INITIAL CLOSING


Larry Jordan                  1,275,000(A)         461,171(A)           --                   $ 6,625,917


Wayne E. Jensen & Lenore C.     512,500(A)
Jensen Family Trust             550,117(B)
  - Sold to Buyer                                  301,093(B)           --                   $ 4,325,981
  - Sold to Telpro                                 --                   512,500(A)           $10,941,266
                                                   --                   294,024(B)

Gary Keck                       250,000(A)
  - Sold to Buyer                68,750(B)
  - Sold to Telpro                                  68,750(B)           --                   $   987,772
                                                   --                   250,000(A)           $ 3,591,898

Mark Carlson                    125,000(A)
  - Sold to Buyer                34,375(B)
  - Sold to Telpro                                   1,640(A)           123,360(A)           $   517,449
                                                    34,375(B)           --                   $ 1,772,386

Larry Cook                      125,000(A)          48,707(B)                                  1,193,688
                                 34,375(B)          34,375(B)

Ivan James                       25,000(A)          25,000(A)           --                   $   359,189


Lynn Erickson                    12,500(A)          12,500(A)           --                   $   179,595


Jon Hunt                         12,500(A)          12,500(A)           --                   $   179,595


Dan Lyons                        12,500(A)          12,500(A)           --                   $   179,595


Eagelston Family Trust
Dated July 2, 1996               12,500(A)          12,500(A)           --                   $   179,595

                                                                                             Shares of
                                                                        Shares of Buyer's     Buyer's
                              Escrow               Rollover                  Series B         Common
           Name               Amount                Amount               Preferred Stock       Stock       Net Proceeds
           ----               ------               --------             -----------------    ---------     ------------


INITIAL CLOSING


Larry Jordan                  $  905,622           $1,904,669           1,714.202            19,046.690    $ 3,815,626


Wayne E. Jensen & Lenore C.
Jensen Family Trust
  - Sold to Buyer             $1,509,537           $1,587,399           1,428.659            15,873.990    $ 1,229,045
  - Sold to Telpro            --                   --                   --                   --            $10,941,266


Gary Keck
  - Sold to Buyer
  - Sold to Telpro            $  452,811           $  476,167             428.550             4,761.670    $    58,794
                              --                   --                   --                   --            $ 3,591,898

Mark Carlson
  - Sold to Buyer
  - Sold to Telpro            $  226,406           $  238,084             214.276             2,380.840    $    52,958
                              --                   --                   --                   --            $ 1,772,386

Larry Cook                    --                   $1,193,681           1,074.313            11,936.810    [7]


Ivan James                    --                   --                   --                   --            $   359,189


Lynn Erickson                 --                   --                   --                   --            $   179,595


Jon Hunt                      --                   --                   --                   --            $   179,595


Dan Lyons                     --                   --                   --                   --            $   179,595


Eagelston Family Trust
Dated July 2, 1996            --                   --                   --                   --            $   179,595



                                                      Number and
                                                   Class (A or B) of       Number and
                                 Number and        Shares to be Sold    Class (A or B) of    Gross Proceeds
                              Class (A or B) of     and Exchanged to      Shares to be        of Estimated
           Name                 Shares Owned             Buyer           Sold to Telpro      Purchase Price
           ----               -----------------    -----------------    -----------------    --------------



Kenneth Pierce                12,500(A)            12,500(A)            --                   $179,595

Les Minter                    12,500(A)            12,500(A)            --                   $179,595


David Seamans                 12,500(A)            12,500(A)            --                   $179,595


Valerie White                 12,500(A)            12,500(A)            --                   $179,595


Walt Laster                   12,500(A)            12,500(A)            --                   $179,595


Gerald Gauer                  12,500(A)            12,500(A)            --                   $179,595


Allen Carter                  12,500(A)            12,500(A)            --                   $179,595
                                                                                             --------


        Subtotal                                                                             $32,291,091
                                                                                             ===========

SECOND CLOSING

Larry Cook                    76,293(A)            76,293               --                   $1,096,091
                                                                                             ----------


        Totals                                                                               $33,387,238
                                                                                             ===========

                                                                                             Shares of
                                                                        Shares of Buyer's     Buyer's
                              Escrow               Rollover                  Series B         Common
           Name               Amount                Amount               Preferred Stock       Stock       Net Proceeds
           ----               ------               --------             -----------------    ---------     ------------

Kenneth Pierce                --                   --                   --                   --            $   179,595

Les Minter                    --                   --                   --                   --            $   179,595


David Seamans                 --                   --                   --                   --            $   179,595


Valerie White                 --                   --                   --                   --            $   179,595


Walt Laster                   --                   --                   --                   --            $   179,595


Gerald Gauer                  --                   --                   --                   --            $   179,595


Allen Carter                  --                   --                   --                   --            $   179,595
                              ----------           ----------           -----                ------        -----------


        Subtotal              $3,094,377           $5,400,000           4,860                54,000        $23,796,714
                              ==========           ==========           =====                ======        ===========

SECOND CLOSING

Larry Cook                    --                   --                   --                   --            $ 1,096,147
                              ----------           ----------           -----                ------        -----------


        Totals                $3,094,377           $5,400,000           4,860                54,000        $24,892,861
                              ==========           ==========           =====                ======        ===========
